UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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AIR METHODS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF
The 2016 Annual Meeting and
Proxy Statement

Notice of Annual Meeting of Stockholders

Date and Time	Wednesday, May 18, 2016 at 8:00 a.m., Mountain Time

Place	200 Inverness Drive W, Englewood, CO 80112 (The Inverness Hotel - DTC)

Items of Business
Item One:	To elect C. David Kikumoto, the Honorable Jessica L. Wright, Major General (Ret.), and Joseph E. Whitters as Class I directors of the Company for three-year terms.
Item Two:	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
Item Three:	To approve, on an advisory basis, named executive officer compensation.
Item Four:	To approve the amendment and restatement of the Company’s current certificate of incorporation and current bylaws in order to declassify its Board of Directors.

Record Date
Holders of record of our common stock as of the close of business on Wednesday, April 6, 2016 will be entitled to notice of, and to vote at, the Annual Meeting. A list of such stockholders will be available at the Company’s corporate office commencing Friday, May 6, 2016, for review by interested parties. The list also will be available at the Annual Meeting.

Meeting Admission
You may attend the Annual Meeting only if you were a Company stockholder at the close of business on April 6, 2016 or you hold a valid proxy to vote at the meeting. You must present photo identification for us to admit you to the meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you also must provide proof of beneficial ownership at the record date. Proof of beneficial ownership could include items such as your most recent account statement prior to April 6, 2016, a copy of the voting instruction card provided by your nominee, or other similar evidence of share ownership.

Voting By Proxy
Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instructions card so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

Crystal L. Gordon General Counsel, Secretary, and Senior Vice President

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 18, 2016:
This notice, the accompanying proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available on our website www.airmethods.com under the “Investors” tab.

Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement

2016 Proxy Statement at a Glance

This summary highlights information contained elsewhere in these proxy materials, but does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Meeting Information

Date and Time:	May 18, 2016, 8:00 a.m., Mountain Time

Record Date:	April 6, 2016

Place:	200 Inverness Drive W, Englewood, CO 80112 (The Inverness Hotel – DTC)

Voting:	Stockholders of record as of April 6, 2016 are entitled to vote by telephone or over the Internet, or by completing, signing, dating and returning their proxy card or voting instructions card

Voting Matters and Board Recommendations

Proposals	Board’s Recommendation	Page
To elect C. David Kikumoto, the Honorable Jessica L. Wright, Major General (Ret.), and Joseph E. Whitters as Class I directors of the Company for three-year terms.	FOR all Director Nominees	4
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	FOR	46
To approve, on an advisory basis, named executive officer compensation.	FOR	49
To approve the amendment and restatement of the Company’s current certificate of incorporation and current bylaws in order to declassify its Board of Directors.	FOR	50

Select Performance and Compensation Highlights for 2015
For more complete information, please review the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016 and the complete proxy statement.

2015 Business Performance Highlights*:

●	Year-over-year increase in revenue of 8.1%
●	Year-over-year increase in fully-diluted earnings per share (“EPS”) from Continuing Operations of 7%
●	Year-over-year increase in EBITDA from Continuing Operations of 8.7%
●	Year-over-year increase of community-based transports of 8.9%
●	All three of our operating segments (Air Medical Services, Tourism and United Rotorcraft) achieved improvement in revenue and earnings in 2015 relative to 2014
●	Same base requests for community-based transports increased nearly 4.5% from 2014
●	Year-over-year same base transports decreased only 237 transports despite an increase of nearly 3,200 same base weather cancellations
●

Deployment of approximately $287.2 million to facilitate the purchase of hospital programs and the purchase of Tri-State CareFlight, L.L.C. (“Tri-State CareFlight”) in January 2016. The acquisition of Tri-State CareFlight is expected to be immediately accretive to the Company’s EPS by more than $0.20 in 2016 and more than $0.30 in 2017.

*     See page 30 for further information on Non-GAAP financial measures.

2016 Proxy Statement at a Glance

The Company has a history of delivering consistent positive return to stockholders over time. As shown in the chart below, total shareholder return (“TSR”) in 2015 was negative for the Company, as well as its peer groups; however, the Company’s stockholders avoided the severe decline experienced by Air Methods’ peers. Over the last five years, the Company substantially outperformed the Standard & Poor 500 Index (the “S&P 500”) and its peers, delivering an 18.99% five-year annualized TSR.

TSR Relative to Market

Proposals to be Voted on by Stockholders

Proposal One: Election of Directors (page 4)

The Board of Directors recommends a vote FOR each of the director nominees.

Subject to the Uncontested Elections Policy set forth in Section 2(h) of our Corporate Governance Guidelines (see “Board of Directors and Governance Principles” for further information about the Uncontested Elections Policy), the director nominees receiving the highest number of votes cast (plurality) at the Annual Meeting will be elected for a term of three (3) years. The nominating and governance committee of the Board of Directors has evaluated each individual director nominee listed below and confirmed that each nominee has the skills, education, experience and qualifications required to help further the success of the Company’s business and represent stockholder interests.

Name	Age	Director Since	Committee Membership(1)
C. David Kikumoto	66	2004	None
MG Jessica L. Wright, USA (Ret.)	63	2016	Healthcare Affairs Committee
Joseph E. Whitters	58	2016	Finance & Strategic Planning Committee Audit Committee

(1)	The nominating and governance committee of the Board of Directors plans to appoint MG Jessica L. Wright and Mr. Whitters to the committees listed above immediately following the 2016 Annual Meeting.

Attendance – Mr. Kikumoto attended 100% of the Board of Directors meetings during 2015 and all Board of Directors’ meetings held to date in 2016. The Honorable Jessica L. Wright, Major General (Ret.) and Joseph E. Whitters did not attend any Board of Directors meetings in 2015, as they were each appointed to the Board in 2016. The Honorable Jessica L. Wright, Major General (Ret.) has attended all Board of Directors meetings held to date since her appointment to the Board of Directors. None of the nominees served on any committees of the Board of Directors during 2015 and will be appointed to the committees noted above immediately following the 2016 Annual Meeting.

Key Qualifications of Each Nominee – Senior leadership experience, healthcare experience, aviation and financial experience (See pages 6-7 for additional details)

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement

Proposal Two: Ratification of KPMG LLP as Independent Auditors (page 46)

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent accountants for the 2016 fiscal year.

	2015	2014
Audit fees	$970,000	$885,000
Audit-related fees	$41,000	$—
Tax fees	$—	$—
All other fees	$—	$—
Total	$1,011,000	$885,000

Proposal Three: Advisory Vote to Approve Executive Compensation (page 49)

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation for the named executive officers as disclosed in this proxy statement. The Board of Directors recommends a vote FOR this Proposal No. 3 because it believes that the executive compensation programs established for the named executive officers and the compensation amounts paid thereunder align with the interests of stockholders.

This advisory proposal was supported by approximately 97% of the votes cast in each of 2015 and 2014. Please see the Compensation Discussion and Analysis, Summary Compensation Table and other tables and disclosures beginning on page 21 of the proxy statement for a full discussion of our executive compensation program.

The table below highlights the 2015 total annual direct compensation for each of the named executive officers. This table does not include all of the information included in the Summary Compensation Table.

Named Executive Officer	Base Salary Earnings	2015 Annual Cash Incentive Compensation Paid Under the STIP	Equity Awards (Stock Options and Performance Share Units)[1]	2015 Total Annual Direct Compensation
Aaron D. Todd, Chief Executive Officer	$765,000	$420,766	$1,386,778	$2,572,544
Michael D. Allen, President, Domestic Air Medical Services	$459,000	$245,574	$554,714	$1,259,288
Trent J. Carman, Chief Financial Officer and Treasurer	$408,000	$212,168	$493,073	$1,113,241
David Doerr, EVP, Business Development	$408,000	$228,080	$493,073	$1,129,153
Crystal L. Gordon, General Counsel, Secretary, and Senior Vice President	$331,500	$182,332	$400,631	$914,463

(1)	In 2015, each of the named executive officers received (i) stock options with a three-year vesting period and (ii) performance share units, which are subject to a designated three-year performance period. The vesting period for the performance share units is determined by the Company’s total shareholder return percentile (the “TSR Percentile”). The TSR Percentile means the percentile rank of the Company’s total shareholder return (“TSR”) during the performance period relative to the TSR of other companies in the designated peer group during the performance period as determined by the Company. See page 31 for additional information regarding the Company’s 2015 long-term incentive program.

Proposal Four: Amendment and Restatement of Certificate of Incorporation and Bylaws to Declassify Our Board (page 50)

The Board of Directors recommends a vote FOR the proposal to amend and restate the current Certificate of Incorporation and First Amended and Restated Bylaws of the Company in order to declassify our Board of Directors.

To be approved, this proposal requires the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes will be treated as votes against this proposal.

Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement

2016 Proxy Statement FAQ’s

AIR METHODS CORPORATION
7211 South Peoria Street
Englewood, CO 80112
(303) 792-7400

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2016

The Board of Directors of Air Methods Corporation, a Delaware corporation (the “Company”), is soliciting the enclosed proxy for use at our Annual Meeting to be held on Wednesday, May 18, 2016, beginning at 8:00 a.m., Mountain Time, at The Inverness Hotel – DTC, located at 200 Inverness Drive W, Englewood, Colorado 80112, and at any time and date to which the Annual Meeting may be properly adjourned or postponed. This proxy statement and the accompanying Notice of Annual

Meeting of Stockholders describe the purpose of the Annual Meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about [TBD]. The proxy statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and proxy card also are available on our website www.airmethods.com under the “Investors” tab. The contents of our website are not incorporated by reference into this document for any purpose.

About the Meeting

Why am I receiving this proxy statement and proxy card?
You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares on the proposals described below at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also provides you with information on these issues so that you may make an informed decision on the proposals to be voted on at the Annual Meeting.

What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will vote on the following four items of business:

1)	To elect C. David Kikumoto, the Honorable Jessica L. Wright, Major General (Ret.), and Joseph E. Whitters as Class I directors of the Company for three-year terms.
2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
3)	To approve, on an advisory basis, named executive officer compensation.
4)	To approve the amendment and restatement of the Company’s current Certificate of Incorporation and current Bylaws in order to declassify its Board of Directors.

You will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:
●	“FOR” the election of each of the three (3) nominated directors (see Proposal 1).
●	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (see Proposal 2).
●	“FOR” the approval of the advisory vote on executive compensation (see Proposal 3).
●	“FOR” the approval of the amendment and restatement of the Company’s current Certificate of Incorporation and current Bylaws in order to declassify its Board of Directors (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	1

What shares are entitled to vote?
As of April 6, 2016, the record date for the Annual Meeting, we had 39,681,359 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the Annual Meeting. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders hold their shares through a broker, bank or other holder of record rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account, by a bank, or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you from that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and also are invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Who may attend the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, and beneficial owners may attend the Annual Meeting. If you are a beneficial owner and not a stockholder of record, you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of April 6, 2016, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership.

Registration and seating will begin at 7:30 a.m., Mountain Time. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

How may I vote my shares in person at the Annual Meeting?
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner may be voted in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions card prior to the Annual Meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How may I vote my shares without attending the Annual Meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other nominee.

May I change my vote or revoke my proxy after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the Annual Meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 7211 South Peoria Street, Englewood, Colorado 80112 or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee and you do not provide voting instructions to such broker, bank or other nominee, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” Your broker, bank or other nominee only has discretionary authority to vote on Proposal Two (ratification of KPMG LLP). Therefore, your broker, bank or other

2016 Proxy Statement FAQ’s

nominee will not have discretion to vote on Proposals One, Three or Four unless you specifically instruct them on how to vote your shares by returning your completed and signed voting instruction card.

What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

What vote is required to approve each item?

Proposal	Vote Required
Proposal No. 1: Election of three Class I directors	Subject to our Uncontested Elections Policy, the three nominees who receive the greatest number of votes cast (plurality) will be elected as directors for a term of three years. There is no cumulative voting for directors. Abstentions and broker non-votes will not be counted for purposes of the election of directors and therefore, will have no effect on the outcome of such election.
Proposal No. 2: Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016	Majority of votes cast. Abstentions are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 2.
Proposal No. 3: Advisory vote on the compensation for the Company’s named executive officers	Majority of votes cast. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 3.
Proposal No. 4: Amendment and restatement of the Company’s current Certificate of Incorporation and current Bylaws in order to declassify its Board of Directors.	Affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes are treated for purposes of Proposal No. 4 as votes against this proposal.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

Who will count the proxy votes?
Our transfer agent, American Stock Transfer & Trust Company, will count the proxy votes.

Where can I find voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will file with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K containing the final voting results within four business days of the Annual Meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

How will voting on any other business be conducted?
We do not expect any matters to be presented for a vote at the Annual Meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Aaron D. Todd or Crystal L. Gordon or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Annual Meeting. If a nominee is not available as a candidate for Class I director, the person named as the proxy holder will vote your proxy for another candidate nominated by our Board of Directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?
No action is proposed herein for which the laws of the State of Delaware or our bylaws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ common stock.

Annual Report

The Company will furnish a copy of any exhibit to the Form 10-K to any stockholder upon payment of the Company’s reasonable expenses in furnishing such exhibit(s). Interested parties may request a copy of any exhibit to the Form 10-K from the Secretary of the Company at the Company’s principal offices, 7211 South Peoria Street, Englewood, Colorado 80112.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	3

Proposal No. 1 – Election of Directors

Introduction

Our Board of Directors currently is comprised of twelve directors, divided among three classes, with five directors in Class I, four directors in Class II, and three directors in Class III. Class II directors hold office for a term expiring at the 2017 Annual Meeting; Class III directors hold office for a term expiring at the 2018 Annual Meeting; and Class I directors’ term will expire at the 2016 Annual Meeting to be held on May 18, 2016.

Our Board of Directors has nominated C. David Kikumoto, the Honorable Jessica L. Wright, Major General (Ret.), and Joseph E. Whitters to serve as the Class I directors for three-year terms expiring at the Annual Meeting in the year 2019 or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement. George W. Belsey, who has served on the Board of Directors since 1992, and Major General Carl H. McNair, USA (Ret.), who

has served on the Board of Directors since 1996, who are both Class I directors, previously notified the Board of Directors of their intention to retire at the end of their current terms (which are set to expire immediately prior to the 2016 Annual Meeting). Upon Mr. Belsey and General McNair’s retirement, the number of members of our Board of Directors will decrease from twelve directors to ten directors, divided among three classes, with three directors in Class I, four directors in Class II, and three directors in Class III.

The principal occupation and certain other information regarding the nominees and the other directors whose terms of office will continue after the Annual Meeting can be found beginning on page 6. Information about the share ownership of the nominees and other directors can be found beginning on page 43.

Vote Required

Assuming the presence of a quorum and subject to our Uncontested Elections Policy, the three persons receiving the highest number of “FOR” votes from stockholders in the election of directors at the Annual Meeting will be elected. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder’s name. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the proposal to elect each of C. David Kikumoto, the Honorable Jessica L. Wright, Major General (Ret.) and Joseph E. Whitters as Class I directors on our Board of Directors.

Directors and Named Executive Officers

Summary information concerning the Company’s directors and executive officers is set forth below:

Name	Age	Position	Class/ Year Term of Office Expires(1)
Ralph J. Bernstein	58	Director	III/2018
Mark D. Carleton	55	Director	III/2018
John J. Connolly, Ed.D.	76	Director	II/2017
Jeffrey A. Dorsey	67	Director	II/2017
Claire M. Gulmi	62	Director	III/2018
C. David Kikumoto	66	Chairman of the Board	I/2016*
Morad Tahbaz	60	Director	II/2017
Aaron D. Todd	54	Director and Chief Executive Officer	II/2017
MG Jessica L. Wright, USA (Ret.)	63	Director	I/2016*
Joseph E. Whitters	58	Director	I/2016*
Michael D. Allen	53	President, Domestic Air Medical Services	N/A
Trent J. Carman	55	Chief Financial Officer and Treasurer	N/A
David M. Doerr	46	EVP, Business Development	N/A
Crystal L. Gordon	37	General Counsel, Secretary, and Senior Vice President	N/A

*	Director nominee.
(1)	Refers to the calendar year in which the Annual Meeting of stockholders is expected to be held and at which the term of the pertinent director class shall expire.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	5

Below, you can find the principal occupation and other information about each of the Company’s continuing directors, director nominees, and executive officers.

Director Nominees – Class I Directors

C. DAVID KIKUMOTO has served on the Board of Directors since June 2004. Mr. Kikumoto is the co-founder and Chief Executive Officer of Denver Management Advisors and is a nationally recognized healthcare expert. He has an in-depth understanding of the financial dynamics of the healthcare insurance industry and is considered an expert in assisting companies and trust funds in lowering their healthcare costs. Mr. Kikumoto has a total of 26 years of experience in the health and welfare benefits area. He was the President and Vice Chairman of the Board at Anthem Blue Cross and Blue Shield of Colorado and Nevada, and CEO and Vice Chairman of Rocky Mountain Healthcare, the holding company of Blue Cross and Blue Shield plans in Colorado, New Mexico and Nevada. He led the merger of Blue Cross and Blue Shield to Anthem resulting in the creation of one of the largest private foundations in the State of Colorado. He received his Bachelor of Science degree in accounting from the University of Utah, pursued graduate studies at the University of Utah, graduated from the Executive Development Program at the University of Chicago, and graduated from the National Association of Corporate Directors training. Mr. Kikumoto is also very active in the non-profit sector, serving as a director on the National Board of Volunteers of America, including serving two terms as Board chair. He also serves on the Boy Scouts of America Board of Directors, and served a term as President of the Greater Denver Area Boy Scouts of America. Mr. Kikumoto also serves as a Board Director for Banner Healthcare, a multi-billion dollar hospital system.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Corgenix (April 2006 – March 2011).

Key Attributes, Experience and Skills: Mr. Kikumoto brings to the Board of Directors, among his other skills and qualifications, significant experience in the healthcare industry, as well as extensive management and operations experience gained while serving in executive positions with Anthem Blue Cross and Blue Shield. Additionally, given Mr. Kikumoto’s prior experience and service on several other private company boards, he is versed on a number of complex issues affecting the healthcare industry. In light of the foregoing, our Board of Directors has concluded that Mr. Kikumoto should be re-elected as a member of our Board of Directors.

Honorable JESSICA L. WRIGHT, Major General (Ret.) has served on the Board of Directors since February 2016. General Wright brings a wealth of leadership experience from her distinguished career. She previously served as the Undersecretary of Defense for Personnel and Readiness before retiring in early 2015. As the Undersecretary of Defense, she served as the senior policy advisor to the Secretary of Defense on all matters relating to recruitment, retention, pay and healthcare and benefits for the uniformed members and civilians of the department. In addition, she had supervisory responsibility for 32,000 personnel, the execution of an annual budget of $43.6B, overall responsibility for the world-wide Defense Health Programs which included 54 Hospitals, 350 Clinics, 280 Dental Clinics and TRICARE management and its 9.6 million beneficiaries.

Directors and Named Executive Officers

During her first year as the Undersecretary of Defense, she implemented the Defense Health Agency and instituted 10 shared services across the Department of Defense medical communities, resulting in significant savings. Prior to serving as Undersecretary of Defense, General Wright was appointed as the Adjutant General by the Governor of Pennsylvania in 2004. She also served as the National Guard Bureau Chair for the Safety (Aviation/Ground) Committee for 54 States, Territories and the District of Columbia. General Wright was the first female Army Aviator in the Army National Guard and the first female Combat Aviation Brigade Commander in the entire Army.

General Wright was recommended to the Board of Directors to serve as a director of the Company by a third party search firm in connection with a search conducted by the Board of Directors.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Honorable Jessica L. Wright, Major General (Ret.) brings to the Board of Directors, among her other skills and qualifications, proven leadership and strategic planning skills, which she gained as a Senior Defense Official and retired Major General. Further, she has a vast understanding of aviation, safety management systems and the complexities associated with government sponsored healthcare programs. In light of the foregoing, our Board of Directors has concluded that the Honorable Jessica L. Wright, Major General (Ret.) should be re-elected as a member of our Board of Directors.

Joseph E. Whitters

JOSEPH E. WHITTERS is an Executive Partner of Frazier Healthcare Partners, an investment firm. In addition to his oversight of several private companies in Frazier’s portfolio, Mr. Whitters has served on many public company boards, including those of Mentor Corporation, Solexa, Luminent and Omnicell. He currently serves on the boards of InfuSystems and PRGX Global and, from 2014 until October 2015, was a director of Rural Metro Corporation (and Chairman of its Audit Committee) until its acquisition by Envision Healthcare.

Mr. Whitters joined the Board of Directors in connection with a Cooperation Agreement executed by the Company and Voce Capital Management LLC, a stockholder of the Company, dated March 22, 2016.

Other Public Company Board Service: InfuSystems and PRGX

Recent Past Public Company Board Service: Omnicell (2013).

Key Attributes, Experience and Skills: Mr. Whitters brings to the Board of Directors, among his other skills and qualifications, extensive operating and financial expertise in the healthcare industry. Further, Mr. Whitters brings corporate governance expertise that he gained during his tenure on several other public company boards. In light of the foregoing, our Board of Directors has concluded that Mr. Whitters should be re-elected as a member of our Board of Directors.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	7

Continuing Directors for Term Ending Upon the 2017 Annual Meeting of Stockholders – Class II Directors

Aaron D. Todd

AARON D. TODD has served on the Board of Directors since June 2002 and as Chief Executive Officer since July 2003. He joined the Company as Chief Financial Officer in July of 1995 and was appointed Secretary and Treasurer during that same year. Mr. Todd holds a Bachelor of Science degree in Accounting from Brigham Young University.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Mr. Todd brings to the Board of Directors, among his other skills and qualifications, a vast understanding of financial and accounting matters, as well as significant knowledge and understanding of our operations and the aviation and healthcare industries generally. In light of the foregoing, our Board of Directors has concluded that Mr. Todd should continue as a member of our Board of Directors.

John J. Connolly

Dr. JOHN J. CONNOLLY has served on the Board of Directors since May 2012. He is the President and CEO of Castle Connolly Medical Ltd., publisher of America’s Top Doctors. Dr. Connolly previously served as President of New York Medical College, the nation’s second largest private medical college, for more than ten years. He is CEO of Castle Connolly Private Health Partners, LLC; Director of Castle Connolly Lifestream MD; Director of Medebound LLC; Director of Dearborn Risk Management; Director of the Northeast Business Group on Health; Director of Baker & Taylor. Dr. Connolly is also a member of the NY Academy of Medicine, the NY Academy of Science and The Presidents Advisory Council of the United Hospital Fund.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Morton’s Restaurant Group, Inc. (2006-2012).

Key Attributes, Experience and Skills: Dr. Connolly brings to the Board of Directors, among his other skills and qualifications, insight into the dynamics of the evolving healthcare industry and financial expertise gained during his work with Castle Connolly Medical Ltd. Dr. Connolly also has extensive corporate governance experience, which he gained during his service on the Board of Directors of Morton Restaurant Group, Inc. In light of the foregoing, our Board of Directors has concluded that Dr. Connolly should continue as a member of our Board of Directors.

Directors and Named Executive Officers

Jeffrey A. Dorsey

JEFFREY A. DORSEY has served on the Board since May 2012. He began his career at Portsmouth General Hospital in 1972. Following work as a senior administrator at Virginia Beach General Hospital, Mr. Dorsey joined Hospital Corporation of America (HCA) in 1980 and worked for them as an Administrator in Terre Haute, Indiana, Riyadh, Saudi Arabia, Emporia, Kansas and Denver, Colorado where in 1995 he helped form and served as President and Chief Executive Officer of HealthONE LLC. Mr. Dorsey most recently served as the President and Chief Executive Officer of the HCA Continental Division, including operations in Oklahoma, Kansas, and HCA-HealthONE LLC, the largest healthcare system in the metro-Denver area with 8,500 employees and 3,000-affiliated physicians.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Mr. Dorsey brings to the Board of Directors, among his other skills and qualifications, a vast understanding of the healthcare industry and insight into the dynamics of the evolving healthcare industry. Further, as a result of Mr. Dorsey’s service in senior management positions at various healthcare systems, he has an understanding of the operations of a healthcare company. In light of the foregoing, our Board of Directors has concluded that Mr. Dorsey should continue as a member of our Board of Directors.
Photograph unavailable
Morad Tahbaz

MORAD TAHBAZ has served on the Board of Directors since February 1994. He is a co-founder and General Partner of Americas Partners, an investment firm. Additionally, Mr. Tahbaz is the founder and a partner of M.T. Capital, L.L.C., an investment company for real estate and private equity transactions. Mr. Tahbaz received his Bachelor’s degree in Philosophy and Fine Arts from Colgate University and attended the Institute for Architecture and Urban Studies in New York City. He holds a Master’s degree in Business Administration from Columbia University Graduate School of Business.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: None

Key Attributes, Experience and Skills: Mr. Tahbaz brings to the Board of Directors, among his other skills and qualifications, valuable strategic planning and management skills gained as a General Partner of Americas Partners, as well as extensive institutional knowledge of the Company’s business and operations. In light of the foregoing, our Board of Directors has concluded that Mr. Tahbaz should continue as a member of our Board of Directors.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	9

Continuing Directors for Term Ending Upon the 2018 Annual Meeting of Stockholders – Class III Directors

Photograph unavailable
Ralph J. Bernstein

RALPH J. BERNSTEIN has served on the Board of Directors since February 1994. He is the Managing General Partner of Bernstein Capital, LLC, focused on multi-strategy investing with emphasis on building value in public and private companies and real estate. Mr. Bernstein was the Founder and co-Managing Partner of The New York Land Company, Americas Tower Partners and Americas Partners, developing and investing in office and retail properties in New York and London, actively investing in public and private equity and venture capital. He holds a Bachelor of Arts Degree in Economics from the University of California at Davis.

Other Public Company Board Service: None.

Recent Past Public Company Board Service: Empire Resorts, Inc. (2004 – 2010).

Key Attributes, Experience and Skills: Mr. Bernstein brings to the Board of Directors, among his other skills and qualifications, valuable strategic planning and management skills gained as a General Partner of Bernstein Capital, LLC. In addition and as a result of Mr. Bernstein’s prior service on our Board of Directors, Mr. Bernstein has a vast amount of institutional knowledge regarding the Company’s operations and business generally. In light of the foregoing, our Board of Directors has concluded that Mr. Bernstein should continue as a member of our Board of Directors.

Mark D. Carleton

MARK D. CARLETON has served on the Board of Directors since August 2008 and has been a Senior Vice President at Liberty Media Corporation since December 2003 and Chief Development Officer since December 2015. His primary responsibilities include corporate development and oversight of Liberty’s technology, music, telecom, satellite and sports interests. Prior to joining Liberty Media Corporation, Mark was a partner at KPMG LLP, where he had overall responsibility for the communications sector. Mr. Carleton was also a member of KPMG LLP’s Board of Directors. Mr. Carleton received a Bachelor of Science degree in Accounting from Colorado State University, where he currently is a member of the College of Business Global Leadership Council. He also is a member of the University of Colorado Sports and Entertainment Advisory Council. In addition, Mr. Carleton was the Executive in Residence at the Colorado State University Business School for the 2011-2012 school year. Mr. Carleton also serves on the Board of Directors for Junior Achievement-Rocky Mountain, Inc.

Other Public Company Board Service: Live Nation Entertainment (January 2010 – present), Barnes & Noble, Inc. (September 2011 – present), Mobile Streams, Inc. (January 2006 – present), and Sirius XM Radio (February 2013 – present).

Recent Past Public Company Board Service: The DIRECTV Group, Inc. (February 2008 – June 2009), Ticketmaster Entertainment (August 2008 – February 2010), and Ideiasnet (July 2011 – March 2015).

Key Attributes, Experience and Skills: Mr. Carleton brings to the Board of Directors, among his other skills and qualifications, financial and accounting expertise acquired while serving as a partner at KPMG LLP. In addition, Mr. Carleton’s service on other public company boards has provided him with a number of skills including leadership development and succession planning, risk assessment, and governance expertise. In light of the foregoing, our Board of Directors concluded that Mr. Carleton should continue as a member of our Board of Directors.

Directors and Named Executive Officers

Claire M. Gulmi

CLAIRE M. GULMI has served on the Board of Directors since March 2015. Ms. Gulmi is a seasoned healthcare executive and has served since 1994 as the Chief Financial Officer of AmSurg Corp., a nationally recognized leader in development, management and operation of outpatient surgery centers. During her tenure with AmSurg Corp. she also served as the Executive Vice President since 2006 and Secretary since 1997. Prior to her appointment as Executive Vice President with AmSurg Corp., Ms. Gulmi served as a Senior Vice President from 1997 to 2006 and as a Vice President from 1994 through 1997. Ms. Gulmi has a BBA in Accounting and Finance from Belmont University. Ms. Gulmi is the past Board Chair of the YWCA of Nashville, serves on the boards of the Frist Center for the Visual Arts and Nashville Public Radio. Ms. Gulmi has served as Board Chair for the Bethlehem Centers of Nashville and has served on the boards of the Girl Scouts, the American Heart Association and All About Women. Ms. Gulmi has been named by the Nashville Business Journal as one of its Healthcare 100, was one of the 2007 winners of the Nashville Business Journal’s Women of Influence and in 2011 received the Nashville Business Journal’s CFO Lifetime Achievement Award.

Other Public Company Board Service: AmSurg Corp. (May 2015 – present)

Recent Past Public Company Board Service: None.

Key Attributes, Experience and Skills: Ms. Gulmi brings to the Board of Directors, among her other skills and qualifications, extensive experience in finance and accounting and the healthcare industry. In addition, her service on the AmSurg Corp. Board of Directors has provided her with insight into various issues addressed by public company boards, including issues specific to public company healthcare companies. In light of the foregoing, our Board of Directors concluded that Ms. Gulmi should continue as a member of our Board of Directors.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	11

Named Executive Officers*

Michael D. Allen

MICHAEL D. ALLEN was named President, Domestic Air Medical Services in August 2012. Mr. Allen has been with Air Methods since 1992 and served in several positions including line pilot, safety representative, aviation site manager, training captain/check airman, operations manager and Senior Vice President. As the President, Domestic Air Medical Services Mr. Allen has responsibility and oversight of all business, aviation, maintenance, clinical and dispatch operations supporting 320 air medical base sites with over 3,350 employees and more than 400 aircraft. Prior to joining the Company, Mr. Allen worked for Petroleum Helicopters, Inc. and served in the US Army. During his more than five years of service in the US Army, Mr. Allen served in Germany as an aero scout pilot and as a maintenance test pilot. Mr. Allen graduated from Portland State University with a Bachelor of Science in Mathematics.

Trent J. Carman

TRENT J. CARMAN joined the Company in April 2003 and is the Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Carman served as Chief Financial Officer of StorNet, Inc. from January 2000 until April 2003, and served in various capacities including Senior Vice President and Chief Financial Officer for United Artists Theatre Circuit, Inc., from June 1992 until January 2000. Mr. Carman received his Bachelor of Science degree in Accounting from Utah State University and holds a Master’s degree in Business Administration-Finance from Indiana University.

David M. Doerr

DAVID M. DOERR joined the Company as Executive Vice President, Business Development in October 2013. Prior to joining the Company, Mr. Doerr had obtained more than 20 years of experience including over 17 years in the healthcare industry in financial, operational and general management positions, including as Vice President of Global Business Development for Gambro AB, a Swedish healthcare company where he also served in various senior management roles in finance, operations and business development. Prior to Gambro, Mr. Doerr worked for PricewaterhouseCoopers within its audit and assurance practice. David received his Bachelor of Science, Accounting, with distinction – from Indiana University School of Business in May 1992 and his CPA in 1993.

Crystal L. Gordon

CRYSTAL L. GORDON was appointed as General Counsel, Corporate Secretary and Senior Vice President of the Company in 2012. Prior to her appointment, Ms. Gordon was the Vice President and Associate General Counsel of the Company. Before joining the Company in April 2011, Ms. Gordon was with Davis Graham & Stubbs LLP in Denver, Colorado focusing on mergers and acquisitions, securities offerings, SEC compliance matters, and corporate governance. Ms. Gordon received her law degree from the University of Denver, and received her Bachelor of Science degree in Biology from Santa Clara University. Prior to attending law school, Ms. Gordon worked as a compliance associate with a boutique investment advisory firm in Northern California.

*	Biographical information for Mr. Aaron D. Todd, our Chief Executive Officer, is set forth above under Continuing Directors for Term ending upon the 2017 Annual Meeting of Stockholders – Class II Directors.

Corporate Governance and Board Matters

Board of Directors and Governance Principles

The core responsibility of the Company’s Board of Directors is to exercise its business judgment to act in what it reasonably believes to be in the best interests of the Company and its stockholders. Further, members of the Board of Directors fulfill their responsibilities consistent with their fiduciary duty to the stockholders, and in compliance with all applicable laws and regulations. The primary responsibilities of the Board of Directors include:

●	Oversight of management performance and assurance that stockholder interests are served;
●	Oversight of the Company’s business affairs and long-term strategy, including Chief Executive Officer succession planning; and
●	Monitoring adherence to the Company’s standards and policies, including, among other things, policies governing internal controls over financial reporting.

Corporate Governance Guidelines & Uncontested Elections Policy

In fulfilling such responsibilities, the Board of Directors is guided by the principles set forth in the Corporate Governance Guidelines, a copy of which is available on our website www.airmethods.com under the “Investors” tab. The Corporate Governance Guidelines were adopted by the Board of Directors in May 2010, and were most recently revised in August 2015. To ensure sound corporate governance practices, the Board of Directors regularly reviews the governance practices set forth in the Corporate Governance Guidelines, as well as Delaware law (the state in which we are incorporated), the listing standards of The NASDAQ® Stock Market, and SEC regulations. The Board of Directors also considers best practices suggested by recognized corporate governance authorities.

In an effort to continue to demonstrate good governance, the Corporate Governance Guidelines include an Uncontested Elections Policy (the “Policy”). Under the

Policy, any nominee for director in an uncontested election who receives a greater number of “withhold” votes than “for” votes will submit to the Board of Directors a letter of resignation for consideration by the nominating and governance committee. The nominating and governance committee will promptly consider the tendered resignation and will recommend to the Board of Directors whether or not to accept the tendered resignation or to take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes in a different way.

In making this recommendation, the nominating and governance committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons for stockholders’ withholding of votes from such director nominee (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, whether the Company will remain in compliance with applicable laws, rules, regulations and governing documents if it accepts the resignation and, generally, whether or not accepting the resignation is in the best interests of the Company and our stockholders. In considering the nominating and governance committee’s recommendation, the Board of Directors will take into account the factors considered by the nominating and corporate governance committee and such additional information and factors as the Board of Directors believes to be relevant.

Code of Business Conduct for Members of the Board of Directors

The Board of Directors also performs its responsibilities in accordance with the Code of Business Conduct for Members of the Board of Directors adopted on November 2, 2011 (the “Director Code of Conduct”). A copy of the Director Code of Conduct is available on our website www.airmethods.com under the “Investors” tab.

Board Leadership Structure and Independent Chairman

The Board of Directors separated the positions of Chairman and Chief Executive Officer in July 2003. Maintaining separate positions allows our Chief Executive Officer to focus on developing and implementing the

Company’s business plans and supervising the Company’s day-to-day business operations and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	13

of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Board of Directors also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management. At this time, the Board of Directors has determined for the foregoing reasons that its leadership structure is appropriate and in the best interests of the Company’s stockholders. The Company will continue to periodically evaluate whether this leadership structure best serves the Company and its stockholders.

The Board of Directors regularly holds executive sessions with directors who are all independent, as defined under applicable NASDAQ® rules and regulations.

Board Risk Oversight

Our Board of Directors, together with our named executive officers, oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board of Directors performs this oversight role by reviewing the operations of the Company’s business and corporate functions and addressing the primary risks associated therewith. The Board of Directors has delegated certain responsibilities to the finance and strategic planning committee and the audit committee, including, among other things, reviewing the risks associated with the Company’s strategic plan, discussing policies with management regarding financial risk assessment and enterprise risk management, developing guidelines to govern the process by which major financial and accounting risk assessment is undertaken by the Company, identifying the primary risks to the Company’s business and interim updates of those risks, and monitoring and evaluating the primary risks associated with particular business units and functions.

In an effort to continue appropriately monitoring and understanding the Company’s risks, in 2012, the Board of Directors formed the healthcare affairs committee, which until 2015 was a subcommittee of the finance and strategic planning committee. The healthcare affairs committee is now a committee of the Board of Directors and is comprised of members with a strong background in healthcare. The healthcare affairs committee focuses on healthcare matters impacting the Company, including the Company’s healthcare compliance efforts. Since the formation of the healthcare affairs committee, the committee has focused on, among other things, the Company’s healthcare compliance plan and management of risks related to healthcare.

In performing such functions, the audit committee, the finance and strategic planning committee, and the healthcare affairs committee have full access to management, as well as the ability to engage advisors. The foregoing committees provide reports to the Board of Directors regarding the risk areas identified above. In addition, the compensation committee and the nominating and governance committee address relevant risks during their respective meetings. The Board of Directors believes that the work undertaken by the audit committee, the finance and strategic planning committee and the healthcare affairs committee, together with the work of the full Board of Directors, the other committees, and our named executive officers, enables the Board of Directors to effectively oversee the Company’s risk management.

Board Membership and Director Independence

Currently, the Company’s Board of Directors has twelve members. The Board of Directors has determined that eleven of those twelve directors, namely Chairman Kikumoto, Mmes. Gulmi and Wright, Dr. Connolly and Messrs. Belsey, Bernstein, Dorsey, Carleton, McNair, Tahbaz and Whitters, satisfy The NASDAQ®

Stock Market standard for director independence. The Board of Directors has determined that Mr. Todd, as our Chief Executive Officer is not independent under The NASDAQ® Stock Market standard for director independence.

Corporate Governance and Board Matters

The Board of Directors held six meetings in 2015. Each director attended 100% of the Board meetings during 2015 (during the period for which such person was a director) and 75% of the committee meetings on which each director served (during the period for which such person was a member of such committee). Other than The Honorable Jessica L. Wright, Major General (Ret.) and Mr. Joseph E. Whitters who were appointed to the Board of Directors in 2016, all of the members of the Board of Directors attended the Company’s 2015 Annual Meeting. The Board of Directors does not have a policy for Board member attendance at the Company’s annual meeting of stockholders.

Our Board of Directors conducts its business through meetings of the Board of Directors and through activities of the standing committees, as further described below. The Board of Directors and each of the standing committees meets throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time, as appropriate. Board of Directors’ agendas include regularly scheduled executive sessions of the independent directors to meet without the presence of management. The Board of Directors has delegated various responsibilities and authority to different committees of the Board of Directors, as described below. Members of the Board of Directors have access to all of our members of management outside of Board of Directors’ meetings.

Committees of the Board of Directors

The Board of Directors has established an audit committee, finance and strategic planning committee, compensation committee, a healthcare affairs committee and a nominating and governance committee. Each of the committees regularly report on their activities and actions to the full Board of Directors. The charters for the audit committee, the compensation committee, the healthcare affairs committee and the nominating and governance committee are available on the Company’s website at www.airmethods.com.

2015 Board Committee Membership

Director		Audit	Financial & Strategic Planning	Compensation	Healthcare Affairs	Nominating & Governance
George W. Belsey
Ralph J. Bernstein
Mark D. Carleton
John J. Connolly
Jeffery A. Dorsey
Claire M. Gulmi
C. David Kikumoto	★
Carl H. McNair
Morad Tahbaz
Aaron D. Todd
Number of meetings in 2015		5	8	6	4	6

★ - Chairman of the Board	- Committee Member	- Chairperson

Audit Committee

The audit committee, which met five times during 2015, currently consists of Ms. Gulmi (Chair), Messrs. McNair (who will not continue as a director following the Annual Meeting) and Carleton and Dr. Connolly. The Board

has determined that all members of the audit committee are “independent” within the meaning of the listing standards of The NASDAQ® Stock Market and the SEC rules governing audit committees. In addition, the Board

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	15

of Directors determined that Mr. Carleton, Dr. Connolly and Ms. Gulmi meet the criteria of an “audit committee financial expert” as defined under the applicable SEC rules.

See the “Audit Committee Report” on page 48 for a description of the audit committee’s duties and responsibilities.

Finance and Strategic Planning Committee

The finance and strategic planning committee was formed by the Board of Directors in April 2003. The current members of the finance and strategic planning committee are Messrs. Tahbaz (Chair), Bernstein, Carleton and Todd. The finance and strategic planning committee oversees establishment and achievement of corporate financial objectives and key growth initiatives, including acquisitions that are significant to the Company’s business. In addition, the committee analyzes and evaluates the capital structure of the Company. The finance and strategic planning committee met eight times in 2015.

Compensation Committee

The compensation committee currently consists of Messrs. Carleton (Chair), Bernstein and Dorsey. The compensation committee, which met six times in 2015, is responsible for making recommendations to the Board of Directors regarding executive compensation matters. The specific nature of the compensation committee’s responsibilities is described under “Compensation Discussion and Analysis.”

The Board of Directors has determined that all members of the compensation committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

Nominating and Governance Committee

The nominating and governance committee currently consists of Messrs. Bernstein (Chair), Belsey (who will not continue as a director following the Annual Meeting) and Tahbaz. The nominating and governance committee provides committee membership recommendations to the Board of Directors along with changes to those committees. In addition, the nominating and governance committee identifies, evaluates and recommends to the Board of Directors individuals, including individuals proposed by stockholders, qualified to serve as members of the Board of Directors. The nominating and governance committee also identifies, evaluates and recommends to the Board of Directors, nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected. The nominating and governance committee also develops and recommends to the Board of Directors corporate governance principles applicable to the Company and oversees succession planning for the chief executive officer. The nominating and governance committee met six times in 2015.

The Board of Directors has determined that all members of the nominating and governance committee are “independent” within the meaning of The NASDAQ® Stock Market’s listing standards.

Healthcare Affairs Committee

The healthcare affairs committee currently consists of Dr. Connolly (Chair), Ms. Gulmi and Messrs. Belsey and Dorsey. The healthcare affairs committee met four times in 2015 and is responsible for (i) assisting the Board with certain strategic decisions regarding healthcare related opportunities, and (ii) providing input on health care trends and the potential impact thereof on the

Company. In addition, the healthcare affairs committee works in cooperation with the audit committee to provide oversight of significant healthcare related and regulatory compliance issues.

Corporate Governance and Board Matters

Nomination of Directors

In accordance with its written charter, the nominating and governance committee investigates suggestions for candidates for membership on the Board of Directors, including candidates nominated by our stockholders, and recommends prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board of Directors.

Directors may be nominated by the Board of Directors or by stockholders in accordance with our Bylaws. The specific requirements for such a nomination are described in this proxy statement under “Stockholder Proposals.”

In recommending candidates (including candidates nominated by our stockholders in accordance with our Bylaws) for appointment or re-election to the Board of Directors, the nominating and governance committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. Specifically, the nominating and governance committee considers, among other things, the candidate’s independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the Board of Directors or its committees. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the nominating and governance committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees.

In addition, the nominating and governance committee seeks to ensure that at least a majority of the directors are independent under the rules of The NASDAQ® Stock Market, and that members of the Company’s audit committee meet the financial literacy and sophistication requirements under The NASDAQ® Stock Market rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board of Directors’ duties.

In determining whether to recommend a director for re-election, the nominating and governance committee considers, among other things, the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.

Director Compensation

The following table summarizes all compensation earned by members of the Board of Directors during the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(15) ($)	Option Grants(16) ($)	All Other Compensation(17) ($)	Total ($)
George W. Belsey(1)(11)	102,000	63,333	126,667	1,774	293,774
Ralph J. Bernstein(2)(11)	122,000	63,333	126,667	2,534	314,534
Mark D. Carleton(3)(11)	122,000	63,333	126,667	2,534	314,534
John J. Connolly, Ed.D.(4)(11)	106,000	63,333	126,667	1,419	297,419
Jeffrey A. Dorsey(5)(11)	98,000	63,333	126,667	1,673	289,673
Claire M. Gulmi(6)(13)	71,500	47,498	94,998	2,534	216,530
C. David Kikumoto(7)(12)	202,000	76,913	153,827	2,534	435,274
MG Carl H. McNair, Jr. USA (Ret.)(8)(11)	106,000	63,333	126,667	988	296,988
Lowell D. Miller Ph.D.(9)(14)	88,198	239,940	126,667	988	341,793
Morad Tahbaz(10)(11)	114,000	63,333	126,667	2,534	306,534

(1)	As of December 31, 2015, Mr. Belsey held three stock option awards exercisable for an aggregate 11,500 shares of the Company’s common stock, all of which are fully vested.
(2)	As of December 31, 2015, Mr. Bernstein held five stock option awards exercisable for an aggregate 22,840 shares of the Company’s common stock, all of which are fully vested.
(3)	As of December 31, 2015, Mr. Carleton held four stock option awards exercisable for an aggregate 5,750 shares of the Company’s common stock, all of which are fully vested.

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(4)	As of December 31, 2015, Dr. Connolly held four stock options awards exercisable for an aggregate 10,900 shares of the Company’s common stock, all of which are fully vested.
(5)	As of December 31, 2015, Mr. Dorsey held four stock options awards exercisable for an aggregate 10,900 shares of the Company’s common stock, all of which are fully vested.
(6)	As of December 31, 2015, Ms. Gulmi held one stock option award exercisable at 50% on January 1, 2016 and 50% on January 1, 2017 for an aggregate 6,980 shares of the Company’s common stock.
(7)	As of December 31, 2015, Mr. Kikumoto held four stock option awards exercisable for an aggregate 14,000 shares of the Company’s common stock, all of which are fully vested.
(8)	As of December 31, 2015, General McNair held four stock option awards exercisable for an aggregate 11,500 shares of the Company’s common stock, all of which are fully vested.
(9)	As of December 31, 2015 Dr. Miller held two stock option awards exercisable for an aggregate 15,698 shares of the Company’s common stock, all of which are fully vested.
(10)	As of December 31, 2015, Mr. Tahbaz held four stock option awards exercisable for an aggregate 11,500 shares of the Company’s common stock, all of which are fully vested.
(11)	As of December 31, 2015, such director held 3,524 shares of restricted stock which will vest at 2,762 shares on January 1, 2016 and 762 shares on January 1, 2017.
(12)	As of December 31, 2015, such director held 3,851 shares of restricted stock which will vest at 2,925 shares on January 1, 2016 and 926 shares on January 1, 2017.
(13)	As of December 31, 2015, such director held 1,016 shares of restricted stock which will vest 50% on January 1, 2016 and 50% on January 1, 2017.
(14)	Dr. Miller retired on May 20, 2015. As a result his restricted stock was accelerated and he was awarded an additional 4,692 shares of restricted stock which vested immediately on September 22, 2015 for his years of service to the Board of Directors.
(15)	Restricted stock is valued at the closing price of the common stock on the date of grant.
(16)	Option awards are calculated in accordance with the requirements of FASB ASC Topic 718, as explained below. The options granted in 2015 vested immediately upon grant and will expire five years from date of grant. The fair value of each option grant is estimated on the date of grant using the Black- Scholes option-pricing model. The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding. Expected volatility is based on historical volatility of the Company’s stock. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The amounts presented in these columns reflect the dollar amount to be recognized for financial statement reporting purposes over the vesting term of the options (excluding any impact of assumed forfeitures), in accordance with FASB ASC Topic 718. Assumptions used in the calculation of expense for the 2015 awards are included in Note 10 to the consolidated financial statements in our 2015 Annual Report on Form 10-K, which was filed with the SEC on February 26, 2016.
(17)	Life and AD&D coverage paid on behalf of the Board of Directors by the Company.

2016 Grants

In early 2016, the compensation committee decided to move its annual director equity grants to coincide with the annual meeting of stockholders in order to align the equity grants with a director’s term of service. The Company anticipates making its 2016 grants to directors in May 2016.

The compensation committee also reduced the total compensation payable to directors in 2016. The foregoing reduction was implemented by leaving the cash compensation the same for the Board of Directors, however, the annual equity grant amount will be reduced by approximately $80,000 to $110,000 (the value in 2015 was $190,000).

Annual Retainer and Meeting Fees

In 2015, the non-employee directors received the following compensation for serving on our Board of Directors and committees of our Board of Directors:

●	Annual retainer of $82,000;
●	Board chairman annual retainer of $120,000 (such amount is in addition to the annual retainer amount received by all Board members); and
●	Each committee chairman is paid an annual retainer in the amount of $24,000 and each committee member is paid an annual retainer of $8,000.

We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board of Directors and committee meetings. Board members who also are officers do not receive any separate compensation or fees for attending Board of Directors or committee meetings. In 2015, the Board of Directors revised its compensation structure such that board non-employee directors will no longer receive fees for each Board of Directors or committee meeting that they attend.

Corporate Governance and Board Matters

Certain Relationships and Related Transactions

Transactions with Related Persons

None.

Review, Approval or Ratification of Transactions with Related Persons

The audit committee charter charges the audit committee with the responsibility to investigate, review, and report to the Board of Directors the propriety and ethical implications of any transactions between the Company and any employee, officer, or Board of Directors’ member, or any affiliates of the foregoing. The audit committee charter operates in conjunction with other aspects of the Code of Business Conduct for Members of the Board of Directors and the Company’s Code of Conduct. The audit committee evaluates related party transactions for purposes of recommending to the disinterested members of the Board of Directors, when appropriate, that the transactions are fair, reasonable and within the Company policies and practices. The Board of Directors will approve or ratify only transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders. Related party transactions involving directors are also subject to approval or ratification by the disinterested directors when so required under Delaware law. Applicable transactions may be reported to the audit committee by our independent auditors, employees, officers, Board of Directors’ members, or other parties.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, none of the members of the compensation committee has been or will be one of the Company’s officers or employees. The Company does not have any interlocking relationships between its named executive officers and the compensation committee and the named executive officers and compensation committee of any other entities, nor has any such interlocking relationship existed in the past.

Code of Conduct

We have adopted a Code of Conduct for our officers and employees, as well as the Code of Business Conduct for Members of the Board of Directors (together, the “Codes”). The Codes are intended to promote honest and ethical conduct, compliance with applicable laws, full and accurate reporting, and prompt internal reporting of violations of the codes, as well as other matters. Each year, our employees and our non-employee directors confirm that they have read the applicable Codes and will comply with their standards. Both Codes are available on our website www.airmethods.com under the “Investor” tab.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	19

Section 16(A) Beneficial Ownership Reporting Compliance

Based on our review of the copies of reports and amendments filed and upon written representations furnished to us, we believe that during 2015, named executive officers, directors and ten percent stockholders of the Company were in compliance with their filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Stockholder Communications

The Board of Directors recommends that stockholders initiate any communications with the Board of Directors in writing directed to the Company’s secretary at: Secretary, Air Methods Corporation, 7211 South Peoria, Englewood, Colorado 80112. This centralized process assists the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner.

Each communication intended for the Board of Directors and received by the Secretary that is a communication made by the stockholder in such capacity (as opposed to acting in its capacity as a party with a commercial relationship with the Company) will be promptly forwarded to the specified party.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and the material elements of our compensation program for fiscal year 2015 for our named executive officers, including our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers (collectively, the “named executive officers”).

Our named executive officers for 2015 were:

Name	Title
Aaron D. Todd	Chief Executive Officer and Director
Michael D. Allen	President, Domestic Air Medical Services
Trent J. Carman	Chief Financial Officer & Treasurer
David M. Doerr	EVP, Business Development
Crystal L. Gordon	General Counsel, Secretary, and Senior Vice President

References to “Air Methods”, the “Company”, “we”, “us” and “our” in this discussion and analysis refer to Air Methods Corporation and its management, as applicable.

Executive Summary

Key Performance and Compensation Highlights

2015 Financial Highlights

Below is an overview of some of our 2015 operational and financial highlights and the information we consider in setting our compensation policies and making compensation decisions.

●	Year-over-year increase in revenue of 8.1%
●	Year-over-year increase in fully-diluted EPS from Continuing Operations of 7%
●	Year-over-year increase in EBITDA from Continuing Operations of 8.7%
●	Year-over-year increase of community-based transports of 8.9%
●	All three of our operating segments (Air Medical Services, Tourism and United Rotorcraft) achieved improvement in revenue and earnings in 2015 relative to 2014
●	Same base requests for community-based transports increased nearly 4.5% from 2014
●	Year-over-year same base transports decreased only 237 transports despite an increase of nearly 3,200 same base weather cancellations
●	Deployment of approximately $287.2 million to facilitate the purchase of hospital programs and the purchase of Tri-State CareFlight, L.L.C. (“Tri-State CareFlight”) in January 2016. The acquisition of Tri-State CareFlight is expected to be immediately accretive to Air Methods’ earnings per share by more than $0.20 in 2016 and more than $0.30 in 2017.

*	See page 30 for further information on Non-GAAP financial measures.

Capital Returned to Stockholders

In 2015, the Board of Directors authorized up to $200 million of share repurchases. The Company repurchased 668,510 shares for $26.1 million during the fourth quarter 2015 and the first quarter 2016. The Company is committed to returning capital to its stockholders and plans to continue to repurchase shares opportunistically under our remaining $174 million share dollars of the share repurchase authorized.

The Company has a history of delivering consistent positive return to stockholders over time. As shown in the chart below, total shareholder return (“TSR”) in 2015 was negative for the Company, as well as its peer groups; however, the Company’s stockholders avoided the severe decline experienced by Air Methods’ peers. Over the last five years, the Company substantially outperformed the Standard & Poor 500 Index (the “S&P 500”) and its peers, delivering an 18.99% five-year annualized TSR.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	21

TSR Relative to Market

The following graph compares our cumulative TSR for the period from December 31, 2010 through December 31, 2015, against the S&P 500 and peer group companies (as more fully discussed on page 26). The graph shows the value at the end of each of the last five fiscal years of $100 invested in our common stock or the indices on December 31, 2010, and assumes reinvestment of dividends.

Key Features of our 2015 Executive Compensation Program

The compensation committee (“committee”) has structured the executive compensation program to include key features that align the interests of the named executive officers with stockholders and the Company’s long-term strategic direction. The program includes governance practices that support this alignment:

What We Do		What We Don’t Do
✓	Significant Emphasis on Performance-Based Pay	✕	No Hedging of Company Stock
✓	Capped Incentive Awards	✕	No Option Repricing without Shareholder Approval
✓	Robust Stock Ownership Guidelines for Executive Officers and Directors	✕	No Perquisites or Pension Plans
✓	Provide Reasonable Post-Employment and Change in Control Provisions	✕	No Tax Gross Ups
✓	Discourage Pledging of Company Stock and Require Pre-Approval

Compensation Discussion and Analysis

Elements of the 2015 Executive Compensation Program

We have three elements of total direct compensation (“TDC”): base salary, performance-based annual bonuses (“STIP”) and long-term incentive compensation (“LTI”). The charts below reflect each compensation component as a percentage of 2015 TDC (includes base salary, actual STIP and the grant date fair value of the annual long-term incentive award for 2015) for the Chief Executive Officer (“CEO”) and the other named executive officers:

2015 CEO Pay Decisions

Annual Bonus: 55% of base salary LTI Award: 150% of base salary Salary: No annual increase Total Direct Compensation: 2014: $4,758,394 2015: $3,503,629

CEO Reported and Realized Pay

Since the vast majority of reported pay represents potential pay, we also look at pay actually realized each year, which may include the value of long-term equity compensation granted many years earlier. The following graph shows reported pay included in the 2015 Summary Compensation Table and the realized pay over the last three years. For the past three years in the aggregate, realized pay for our CEO was 60% of reported pay.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	23

REPORTED AND REALIZED PAY (2013-2015)

(1)	Reported pay includes base salary, actual annual incentive earned, the grant date fair value of long-term equity compensation and all other compensation, each as reported in the 2015 Summary Compensation Table on page 37.
(2)	Realized pay includes base salary, actual annual incentive earned and all other compensation, each as reported in the 2015 Summary Compensation Table on page 37, and the value of stock options exercised or stock awards vested in the applicable year.

Received Strong Support For Our Named Executive Officer Compensation in 2015 “Say on Pay” Vote – 97% in Favor

CONSIDERATION OF OUR 2015 SAY ON PAY RESULTS

Each year, the committee considers the outcome of stockholder advisory votes on executive compensation when making future decisions relating to the compensation of the named executive officers and our executive compensation program and policies.

Stockholders continued their strong support of our executive compensation programs with 97% of the votes cast for approval of the “say on pay” proposal at the 2015 Annual Meeting of Stockholders. The committee believes that the voting results conveyed our stockholders’ strong support of the philosophy, strategy and objectives of our executive compensation programs. Accordingly, we did not make any material changes to our compensation program in response to the 2015 say-on-pay vote.

Stockholders have overwhelmingly supported the Company’s executive compensation programs since 2013.

Compensation Discussion and Analysis

Overview of Our Compensation Programs

Compensation Philosophy

Our compensation programs are designed to align the executives’ long-term interests with those of our stockholders by rewarding for sustained financial and operating performance and leadership excellence.

We believe that payment of the variable compensation components of our executive compensation program should coincide with increased value for our stockholders. For example, under our annual cash incentive program a minimum level of corporate performance must be achieved before any bonus is payable. Even if the minimum level is achieved, the committee reserves the sole discretion to exercise negative discretion to the extent it deems reasonable and prudent under the circumstances. In addition, rewards earned through equity plans are linked to actual and relative growth in our stock price.

The committee regularly reviews best practices in governance and executive compensation to ensure that our programs align with the committee’s compensation philosophy and are achieving the desired results. The committee’s commitment to the foregoing is evidenced through the actions it has undertaken in 2014 and 2015, including:

●In 2014 the committee undertook a comprehensive review and analysis of the Company’s compensation programs. As a result of such review, the committee implemented (i) the use of performance share units based on the Company’s total shareholder return over a three-year period in 2014 and 2015 (and continued such practice in 2016); and (ii) in 2015, used only performance-based long-term incentive equity vehicles (PSUs and options).
●In 2015, the committee retained a new independent compensation consultant, Pay Governance LLC (“Pay Governance”) to bring a new perspective into the committee’s review process of the Company’s compensation programs.
●In 2015, in connection with the retention of Pay Governance, the committee sought additional feedback from Pay Governance regarding the Company’s 2015 compensation programs. The review included, among other things, peer group reviews and comparisons to industry best practices. As a result of such review and recommendations, the committee (i) modified the Company’s peer group for 2016;

(ii) decreased the aggregate compensation paid to the Company’s directors in 2016; (iii) modified our performance units to measure total shareholder return against the Russell 2000 (an index measuring the performance of small-cap stocks), rather than the Company’s Compensation Peer Group; and (iv) modified the allocation of long-term equity awards to include restricted stock units with a performance metric threshold requirement. For further discussion about the 2016 compensation plan design and the respective changes, see “2016 Long-Term Incentive Compensation.”

Compensation Principles

The foregoing compensation philosophy is implemented through the following guiding principles:

●Attract, motivate and retain executive officers capable of leading us to meet our business objectives;
●Encourage prudent risk taking by our named executive officers;
●Establish target compensation levels that are competitive with those of other companies with which we compete for executive talent;
●Adequately compensate our named executive officers for achieving important short-term objectives;
●Align the interests of named executive officers and stockholders through the use of equity and other long-term incentives; and
●Reward sustained Company performance and individual achievements by aligning a significant portion of total compensation to the Company’s financial results and strategic objectives.

How We Make Compensation Decisions

Role of the Committee and Management in Executive Compensation

The committee oversees the design and administration of the Company’s compensation program and evaluates the program against competitive practices, legal and regulatory developments and general corporate governance trends. In the first quarter of each year, the committee reviews the performance and total compensation of the named executive officers. In addition, the committee reviews and establishes each named executive officer’s total compensation target, which includes base salary, annual bonus opportunities and long-term incentive awards for the current year.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	25

The following summarizes the roles of each of the key participants in the executive compensation decision-making process:

Compensation Committee

●Acts on behalf of the Board of Directors by setting the principles that guide the design of our compensation and benefit programs
●Sets the executive compensation philosophy and composition of the peer group
●Approves the setting of competitive compensation target levels
●Sets compensation programs and principles that are designed to link executive pay with company and individual performance
●Approves CEO compensation, which the full Board of Directors must then ratify

Pursuant to its charter, the compensation committee is authorized to delegate any of its responsibilities to one or more subcommittees to the extent permitted by applicable law and the Company’s Certificate of Incorporation and Bylaws. The compensation committee did not delegate any of its responsibilities in 2015.

Independent Members of the Board Of Directors

●Participate in the performance assessment process for the CEO
●Ratify the CEO’s compensation

Chief Executive Officer

●Reviews and presents to the committee the performance assessments and compensation recommendations for each of the other named executive officers

As noted above, the committee makes all base, bonus and equity compensation decisions regarding named executive officers. In making such determinations, the committee relies on the recommendations provided by Mr. Todd with respect to all of the other named executive officers, as well as information provided by management with respect to financial projections for the Company and divisional performance goals.

Management does interact with the committee’s independent compensation consultant as necessary and prepares materials for each committee meeting to assist the committee in its consideration of executive compensation programs and policies and its administration of the compensation program.

Role of Independent Compensation Consultant

Our committee charter authorizes the committee to engage independent legal and other advisors and consultants as it deems necessary or appropriate to carry out its responsibilities. In 2015, the committee engaged Pay Governance as its independent compensation consultant. The committee considers analysis and advice from Pay Governance when making compensation decisions and when making decisions on plan design. Specifically, the committee relies on Pay Governance for, among other things:

●Reviewing total compensation strategy and pay levels for executives.
●Performing competitive analyses of non-employee director compensation.
●Examining the executive compensation programs to ensure they support the business strategy.

The committee may request information or advice directly from our compensation consultant and may direct the Company to provide or solicit information from our compensation consultant. Representatives of our compensation consultant regularly interact with representatives of the Company. Representatives of our compensation consultant attended 2 of the 5 committee meetings during our 2015 fiscal year. Our compensation consultants were paid $14,502 for services rendered during 2015. During 2015, neither of our compensation consultants provided services to the Company unrelated to executive compensation, had any business or personal relationships with the committee members, or maintained policies and procedures designed to avoid conflicts of interest.

Role of Comparative Compensation Data

The committee utilizes the Compensation Peer Group to help set executive compensation based upon compensation levels for similarly situated executives within the Compensation Peer Group. To conduct these comparisons, Pay Governance at least annually provides a compensation comparison based on information that is derived from comparable businesses (based primarily on revenue and market capitalization). This data is used as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for executive officers.

The Compensation Peer Group consists of healthcare, aviation, transportation, and logistics companies. The committee, upon the recommendation of Pay Governance, chose this group because the companies reflect the market in which we operate for executive talent and because of

Compensation Discussion and Analysis

each company’s relative leadership position in its sector, relative size as measured by revenues, market valuation and performance. The committee periodically reviews the Compensation Peer Group, based on the Company’s size, financial results, as well as other pertinent attributes, and updates the Compensation Peer Group as appropriate in order to accurately reflect the Company’s position within the market.

The committee made the following changes to the Compensation Peer Group for 2016:

REMOVED

Bio-Reference Laboratories (acquired)
GATX Corp.
HEALTHSOUTH Corp.
Knight Transportation Inc.
LifePoint Health, Inc.
Roadrunner Transportation Systems, Inc.
Select Medical Holdings Corporation
UTi Worldwide Inc.

In making the foregoing changes, the committee considered whether: (i) the business model was similar enough to the Company’s model to warrant inclusion as a peer; and (ii) the revenue generated by the respective peer was within a range (.5x to 2.5x of the Company) comparable to that of the revenue generated by the

ADDED

AMN Healthcare Services Inc. Echo Global Logistics, Inc. Envision Healthcare Holdings, Inc. Forward Air Corp. Radiant Logistics, Inc. ERA Group, Inc.

Company in the trailing twelve-month period. Based on these key considerations and the recommendations of Pay Governance, the Committee modified the 2016 Compensation Peer Group and such group is now comprised of the following companies:

Ticker	Company Name	Ticker	Company Name
AHS	AMN Healthcare Services Inc.	HUBG	Hub Group, Inc.
ATSG	Air Transport Services Group Inc.	LHCG	LHC Group, Inc.
AMSG	AmSurg Corp	MD	Mednax Inc.
AAWW	Atlas Air Worldwide Holdings, Inc.	PHII	Phi, Inc.
BRS	Bristow Group Inc.	RLGT	Radiant Logistics, Inc.
ECHO	Echo Global Logistics	TMH	Team Health Holdings LLC
ERA	ERA Group, Inc.	VVI	Viad Corp
EVHC	Envision Healthcare Holdings Inc.
FWRD	Forward Air Corp.
HWAY	Healthways
HEI	HEICO Corporation
HGR	Hanger, Inc.

Specific Forms of Compensation and the Role of Discretion

In the past, the committee has retained the authority to review named executive officer base compensation and to make increases in base compensation based on executive officer performance and responsibilities and competitive compensation levels. Also, the committee has the authority to recommend equity grants, which may be based on executive performance and market norms. The committee retains the discretion to make compensation decisions about named executive officer base compensation, levels of stock option grants, and levels of restricted stock/restricted stock unit grants, including the use of predetermined performance goals.

In addition, the committee sets the performance targets and bonus potential in adopting annual bonus programs and long-term cash incentive programs. Once performance periods are complete, generally the plans pursuant to which such long-term cash incentives are awarded provide the committee with the ability to apply negative discretion in making the final awards. In addition, the adoption of the umbrella plan in connection with the STIP provides the committee additional discretion in making final awards once certain threshold performance is achieved, up to the maximums set forth in the applicable STIP. Pursuant to the 2015 STIP and the 2016 STIP, if less than the maximum amounts are awarded, the committee shall be deemed to have

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	27

exercised its negative discretion in establishing the award. For 2016 and future periods, the committee has not determined whether it will exercise discretion to increase or reduce the size of an award or payout, whether performance goals are satisfied or not.

The committee may make future grants of options, restricted stock/restricted stock units, or other equity compensation, subject to objective performance goals. At this time, it has not determined whether it will exercise discretion to reduce the size of an award or payout even if performance goals are met. However, the committee has no current intention to increase the size of any objectively determined equity compensation award, especially if performance goals are not met.

Components of Executive Compensation

The committee has a practice of annually reviewing the compensation program components, targets and payouts on an annual basis to ensure our pay-for-performance alignment. The compensation program is designed to incentivize responsible achievement of operating goals over one and three-year periods, with targets and metrics selected because they are directly linked to our strategic goals. Additionally, our long-term incentives measure the creation of stockholder value through increases in stock price.

Our executive compensation has three primary elements, as shown in the following chart and described further below:

Pay Element	Description and Purpose	Link to Business and Talent Strategies
Base Salary	●Fixed cash compensation; reviewed annually and adjusted when appropriate. ●Commensurate with each named executive officer’s responsibilities, experience and past performance.	●To promote a performance culture, increases are not automatic or guaranteed. ●Competitive base salaries help attract and retain executive talent.
Annual Incentives (STIP)
●Cash payments under the Executive Short Term Incentive Program, established under the Performance Pay Plan.
●The annual incentive rewards the achievement of short-term objectives which should translate into value for the stockholders.

●Metrics and targets align with business strategy and include financial targets (EPS, EBITDA and ROC) and other non-financial objectives.
●A portion of the award can be based on individual. accomplishments and non-financial achievements.

Long-Term Incentives (LTI)
●Variable compensation payable in the form of equity awards (stock options, restricted stock units and performance share units) for named executive officers.
●Designed to drive sustainable performance that delivers long-term value to stockholders and directly ties the interests of named executive officers to those of stockholders.
●In 2015, the long-term incentive compensation currently consists of stock options to purchase our common stock (“stock options”) under our 2015 Equity Incentive Plan (the “2015 Plan”) and performance share units awarded under the Performance Pay Plan. In 2016, 25% of the long-term equity grants consisted of restricted share units instead of options subject, however, to a performance metric threshold requirement.
●Stock options and RSUs generally vest ratably over three years; PSUs generally vest 100% after a 2-3 year performance period.

●Multi-year vesting of awards assists in motivation and retention of key talent.
●Stock Options – provide direct alignment to, and focus on, stock price appreciation.
●Performance Share Units – directly tied to long-term interests of stockholders. through relative total stockholder return (TSR).

Base Salary

The annual base salary component of each named executive officer’s compensation provides each individual with a fixed level of annual cash compensation. Base pay is set by the committee in an amount which is adequate to attract, motivate and retain the best talent for the Company’s needs. The amount of base salary payable to each named executive officer is commensurate with each executive’s responsibilities, experience and past performance, and also takes into consideration peer and competitive data. Base pay is not utilized by the Company to reward outstanding individual and/or corporate performance, which is instead accomplished through our short-term and long-term incentive plans. There are three situations that may warrant an adjustment to base salary: (i) annual merit increases; (ii) promotions or changes in role; or (iii) market adjustments. No increase in base salary is automatic or guaranteed.

Compensation Discussion and Analysis

The following table shows our named executive officers’ respective base salaries for 2015 and 2014:

Name	2014 Base Salary	2015 Base Salary	% Change
Aaron D. Todd, Chief Executive Officer	$765,000	$765,000	0%
Michael D. Allen, President, Domestic Air Medical Services	$459,000	$459,000	0%
Trent J. Carman, Chief Financial Officer & Treasurer	$408,000	$408,000	0%
David M. Doerr, EVP, Business Development	$408,000	$408,000	0%
Crystal L. Gordon, General Counsel, Secretary, and Senior Vice President	$331,500	$331,500	0%

Annual Incentive – Executive Short Term Incentive Plan

The Executive Short Term Incentive Plan (the “STIP”) is an annual incentive program which is adopted pursuant to the Company’s Performance Pay Plan, a stockholder-approved incentive plan. This plan is our primary vehicle for regularly recognizing Company and individual performance. We believe that measuring and rewarding performance on an annual basis in a compensation program is appropriate because, like our primary peers and other public companies, we measure and report our business accomplishments annually. Further, the STIP drives achievement of key business results on an annual basis. Payments under the STIP are performance-based and not guaranteed, as further discussed below.

The 2015 STIP included, and the 2016 STIP also includes, a threshold performance target based on a minimum fully-diluted earnings per share metric (the “EPS Threshold Metric”). All amounts payable under the STIP are subject to the EPS Threshold Metric being satisfied. Assuming satisfaction of this threshold target, then specific payments under the STIP are calculated using the following formula for all named executive officers, subject to committee approval and discretion to set the award:

The 2015 STIP included an EPS Threshold Metric of $1.98. All amounts payable under the STIP were subject to satisfaction of the EPS Threshold Metric. The Company achieved fully-diluted earnings per share of $2.74 in 2015, satisfying the EPS Threshold Metric.

Under the 2015 STIP, 70% of the annual incentive was tied to achievement of Company specific financial performance metrics while the remaining 30% was tied to achievement of key individual performance objectives. The performance goals set forth in the 2015 STIP included specific annual corporate financial objectives consistent with the Company’s annual operating plan, as well as achievement of Company strategic and operational objectives.

Target bonus opportunities under our STIP are equal to a pre-established percentage of the executive’s base salary. For each financial metric, the committee sets a threshold, target and maximum level of performance. No bonus is payable below the threshold level of performance, and performance at or above the maximum level equates to a maximum payout for that particular financial metric. For 2015, threshold performance resulted in a payout equal to 50% of the executive’s base salary, target performance resulted in a payout equal to 100% of the executive’s base salary, and maximum performance resulted in a payout equal to 200% of the executive’s base salary.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	29

Financial Measurements of the 2015 STIP

For 2015, 35% of the annual incentive was contingent upon achievement of an annual Company EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) target, 17.5% on an annual Company earnings per share (“EPS”) target and 17.5% on an annual return on equity (“ROE”) target, all designed to focus management’s efforts on continuing to improve performance and maximizing stockholder returns.

This proxy statement includes financial measures that are not presented in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are included to help facilitate comparisons of Company operating performance across periods and with peer companies. Specifically, the Company utilizes EBITDA as a key performance target. The Company defines EBITDA as earnings before interest, income taxes, depreciation, amortization and gain or loss on disposition of assets. EBITDA is calculated by taking the Company’s net income, and adding the following: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; and (iv) gain/loss on disposition of assets. A reconciliation determined in accordance with U.S. GAAP is shown in the exhibit to the press release issued by the Company on February 25, 2016. A copy of the press release and reconciliation contained therein is available under the “Investors” section on our website www.airmethods.com.

Bonuses are determined by comparing the Company’s fiscal year EBITDA, EPS and ROE to a target level of EBITDA, EPS and ROE for the year established by our compensation committee. The table set forth below describes the respective weight of each 2015 financial metric, as well as the threshold, target and maximum for each such metric. The Company did not achieve the “target” level for any of the financial objectives.

Objective(1)	Threshold	Target	Maximum	Actual Results
EPS Objective (weighted 25%)	$2.46	$2.95	$3.25	$2.74
EBITDA Objective (weighted 30%)	$262,054,000	$314,465,000	$345,911,000	$287,400,000
EBITDA Margin Objective (weighted 15%)	20%	24.1%	26.5%	21%

(1)	See page 30 for further information on Non-GAAP financial measures.

Strategic and Operational Goals of the 2015 STIP

The Chief Executive Officer recommended, and the committee, together with the full Board of Directors, approved the specific operational and strategic goals to be accomplished in 2015 (30% weight) for each named executive officer. In 2015, the operational and strategic goals were focused on, among other things, cost reductions, days’ sales outstanding, maintenance, outsourcing initiatives, various operational metrics, successful outcomes on key litigation matters, target acquisitions and efficiencies in certain company-wide training programs.

The percentage of achievement for each of the named executive officers with respect to their individual operational and strategic goals is as follows:

●	Aaron D. Todd – 85%
●	Michael D. Allen – 80%
●	Trent J. Carman – 75%
●	David M. Doerr – 88%
●

Crystal L. Gordon – 85% (achievement of individual performance objectives was 77%, but upon the recommendation of the CEO and concurrence of the committee, Ms. Gordon’s individual performance achievement was increased by 8% to 85%).

2015 STIP Awards

On average, the committee approved awards at 54% of target award. The amounts awarded under the 2015 STIP to the named executive officers are as follows:

Name	Amount Earned (Financial Metrics)	Amount Earned (Individual Goals)	Total Amount Earned	Percent of “Target” Award
Aaron D. Todd,
Chief Executive Officer	$225,691	$195,075	$420,766	55%
Michael D. Allen,
President, Domestic Air Medical Services	$135,414	$110,160	$245,574	54%
Trent J. Carman,
Chief Financial Officer & Treasurer	$120,368	$91,800	$212,168	52%
David M. Doerr,
EVP, Business Development	$120,368	$107,712	$228,080	56%
Crystal L. Gordon,
General Counsel, Secretary, and Senior Vice President	$97,799	$84,533	$182,332	55%

Compensation Discussion and Analysis

Long-Term Incentive Compensation

Long-term incentive compensation awards are designed to align the interests of our named executive officers with those of our stockholders. This portion of compensation consists of performance-based awards that provide incentives for achieving results consistent with the goal of sustained growth in stockholder value. The committee believes that long-term compensation should represent the largest portion of an executive’s total compensation package and that the levels of payouts should reflect the Company’s performance levels. In 2015, long-term incentive compensation awards represented the largest portion of each named executive officers’ compensation.

Further, in an effort to shift a greater percentage of each named executive officer’s total compensation to long-term incentive compensation, in 2016 the committee reduced the target amount available under the short-term incentive plan to 75% (as compared to 100%) and increased the target amount available under the long-term incentive compensation to 125% (as compared to 100%). Note that no changes were made to Mr. Todd’s short-term or long-term incentive targets.

In establishing the target value of long-term incentive awards for each named executive officer, the committee relies on compensation data provided by its independent compensation consultant, Pay Governance. The committee also considers the named executive officer’s prior year individual and team performance, as well as the expected contribution in future years.

The Company’s long term incentive program is comprised solely of equity awards to be granted on an annual basis. They are designed to focus management on our strategy of driving consistent, sustainable achievement of long-term goals, both incrementally and over long performance periods. The annual granting of multi-year performance compensation (including three-year performance targets) is designed to ensure that the execution of the Company’s strategic plan considers appropriate risks and returns and allows for initiatives that span several fiscal years.

In 2015, the committee provided long-term incentives to our named executive officers using two primary types of equity awards.

Stock Options

The Company uses stock options to align the interests of its executive officers with stockholders because value is realized only if the stock price appreciates (stock price performance).

Performance Share Units

The Company uses performance share units to help retain its executives and further align their interests with our stockholders. The performance share units are subject to a designated three-year performance period. The vesting percentage is determined by the Company’s total shareholder return percentile (the “TSR Percentile”). The TSR Percentile means the percentile rank of the Company’s TSR during the performance period relative to the TSR of other companies in the designated peer group during the performance period as determined by the Company; provided that for purposes of measuring the TSR Percentile, the beginning and ending TSR values shall be calculated based on the average of the closing prices of the applicable company’s stock for the 90 trading days prior to and including the beginning or ending date, as applicable, of the performance period.

The Company believes that options and performance share units have retentive attributes and effectively align our executive officers’ interests with the interests of our stockholders on a long-term basis. Performance share units also have an additional performance-based component that compares our performance with that of our peer companies. We believe this combination of long-term equity awards appropriately provides incentives that capture absolute total return performance of our common stock as well as awards that also capture variable performance relative to the performance of other companies of our peer group.

As described in greater detail below, the committee did make certain adjustments to the long-term incentive compensation for the 2016 grants, which included the addition of restricted stock units and a modification to the benchmark utilized for the performance share units.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	31

2015 Long-Term Incentive Compensation

In 2015, each of our named executive officers received 50% of his or her long-term incentive award in the form of options and 50% of his or her long-term incentive award in the form of performance share units. The amount and type of equity granted to our named executive officers in 2015 was as follows:

Name	Targeted Long-Term Equity Grant Value (200% of Base Salary for CEO and 100% for Other NEOs) ($)	Stock Options (#)	Performance Share Units(1) (#)
Aaron D. Todd,
Chief Executive Officer	$1,530,000	46,047	13,031
Michael D. Allen,
President, Domestic Air Medical Services	$459,000	18,419	5,212
Trent J. Carman,
Chief Financial Officer & Treasurer	$408,000	16,372	4,633
David M. Doerr,
EVP, Business Development	$408,000	16,372	4,633
Crystal L. Gordon,
General Counsel, Secretary, and Senior Vice President	$331,500	13,303	3,764

(1)	The performance share units granted in 2015 are subject to a designated three-year performance period from January 1, 2015 through and including December 31, 2017. This amount reflects the target number of performance share units, assuming satisfaction of a TSR Percentile of 25%.

Stock Options

The 2015 options vest one-third on January 1, 2016, one-third on January 1, 2017 and one-third on January 1, 2018, provided the award recipient remains continuously employed through the applicable vesting date. The exercise price for the options is equal to $44.03, which was the closing stock price of the Company’s common stock on the date of the grant. Each of the options expires five years after the date of its grant.

Performance Share Units

The 2015 performance share units are subject to a designated three-year performance period beginning on January 1, 2015 through and including December 31, 2017. Satisfaction of the performance conditions for the performance share units granted during 2015 is determined at the end of the three-year measurement period. Any performance share units that have not vested at the end of the measurement period are forfeited. The performance criterion for the performance share units are based on a comparison of the Company’s TSR for the three-year measurement period with the TSRs of a group of peer companies for the same three-year measurement period; provided that for purposes of measuring the TSR Percentile, the beginning and ending TSR values shall be calculated based on the average of the closing prices of the applicable company’s stock for the 90 trading days prior to and including the beginning or ending date, as applicable, of the performance period. The number of earned shares of the Company’s common stock will be calculated based on the Company’s TSR Percentile ranking as of the end of the annual measuring period relative to the other companies in the peer group as follows:

TSR Ranking vs. Peer Group	% of “Target” PSUs Earned
75% percentile or above	133%
50th percentile	100%
25th percentile	67%
Less than 25% percentile	0%

If the Company is ranked between the 25th and 75th percentiles, the percentage multiple will be interpolated on a linear basis based on the actual percentile ranking of the Company. All 2015 performance share units earned after the measurement period will be settled in shares of the Company’s common stock following the end of the three-year performance cycle.

Governance Features of the Executive Compensation Program

Below we summarize certain executive compensation practices, both the practices we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

Benefits, Prerequisites and Severance

We maintain no supplemental pension plans or other programs in which gains from prior compensation could influence amounts earned currently. The committee may consider gains from prior awards when determining the appropriate size of long-term incentive grants.

Compensation Discussion and Analysis

Stock Ownership Guidelines

The Company has implemented stock ownership guidelines for its directors and named executive officers. The ownership requirement for our non-employee directors is three (3) times the annual retainer amount as of January 1, 2013. Named executive officers must own a number of Qualifying Shares equal to a multiple of their base salary, ranging from 5 (CEO) to 1 (Regional Vice Presidents). “Qualifying Shares” includes the Company’s common stock (including vested and unvested restricted common stock).

Each named executive officer is required to achieve the target stock ownership within three (3) years after being designated as a Section 16 Officer, or in the case of a named executive officer designated as a Section 16 Officer at the time the Original Guidelines were adopted, by December 31, 2015, which was five (5) years from the date of adoption of such guidelines. Non-employee directors are required to achieve the target stock ownership within three (3) years of joining the Board of Directors, or in the case of non-employee directors serving at the time the guidelines were adopted, by December 31, 2013, which was three (3) years from the date of adoption of the Original Ownership Guidelines.

As of December 31, 2015, all named executive officers and non-employee directors subject to the Company’s stock ownership guidelines have met or are on track to meet their ownership requirements.

Prohibition On Derivative Transactions

Our Insider Trading Policy prohibits, among many other actions, our named executive officers and directors from entering into derivative transactions such as puts, calls or hedges with our stock. Directors and officers are also encouraged to exercise caution in pledging the Company’s securities or using the Company’s securities to support margin debt. In an effort to discourage pledging of the Company’s stock, the committee does not permit employees and non-employee directors subject to the stock ownership guidelines to count such pledged shares towards meeting the ownership requirements set forth in the stock ownership guidelines.

Responsible Equity Grant Practices

The Company’s equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the “Fair Market Value” of the Company’s common stock on such dates. In addition, all equity grants are awarded independent of the timing of our release of material, non-public information.

Clawback Policy

At this time, the committee has not adopted a clawback policy for the executive management team. While in full support of such a policy, the committee is waiting for the anticipated adoption of final rules by the Securities and Exchange Commission before adoption and implementation of a specific policy. The employment agreements entered into between the Company and each of the named executive officers, however, do contain a provision that makes each named executive officer’s compensation subject to any clawback or recoupment policies of the Company that are generally applicable to the Company’s senior management, as may be in effect from time to time, or as required by applicable law.

In addition, as required under Section 304 of the Sarbanes-Oxley Act of 2002, the annual bonus and other incentive compensation must be forfeited by the Company’s chief executive officer and the chief financial officer if, during the 12-month period following the issuance of financial statements, those financial statements must be restated due to material noncompliance as a result of misconduct in the preparation of those financial statements.

Risk Mitigation

We believe our compensation programs are balanced and focused on the long term performance of our organization, yet contain risk mitigating features to ensure we manage risks accordingly. Under this structure, the highest amount of compensation that can be achieved is through consistent superior performance over sustained periods of time. This structure provides strong incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure and we have caps on all incentive plans. Likewise, the elements of compensation are balanced among current cash payments, deferred cash and equity awards. In addition, a significant percentage of our management’s incentive compensation is based on the total performance of the Company. This structure is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating division or financial metric to the detriment of our Company as a whole. Finally, with limited exceptions, the committee retains a large amount of discretion to adjust compensation downward for quality of performance and adherence to Company values.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	33

2016 Financial Metrics

The 2016 financial performance metrics focus executives on maximizing operating income and are good indicators of how effectively the Company’s annual business objectives and strategies are being executed. The financial metrics for 2016 are the same as those previously established under the 2015 short-term incentive plan except the committee modified one financial metric. Rather than utilizing return on equity as a financial metric, the committee elected to use return on capital. Such change was made to not only account for the value of ownership interests in the Company, but also to include the total value of the debt outstanding.

The following table sets forth the respective weight of each 2016 financial performance metric, as well as the rationale for each of the metrics:

2016 Metric	Rationale for Metric	% of Bonus Potential
Earnings Per Share	Measures profitability and delivery of stockholder value at the corporate level	17.5%
EBITDA	Motivates growth, gross margin performance and expense management; direct correlation of earnings performance with share valuation	35%
Return on Capital	Measures how effectively a company has utilized the money invested in its operations and is calculated as net operating profit after tax divided by total average capital	17.5%
TOTAL:		70%

2016 Strategic and Operational Goals

Similar to the 2015 STIP, the Chief Executive Officer recommended, and the committee, together with the full Board of Directors, approved the specific operational and strategic goals to be accomplished in 2016 (30% weight) for each named executive officer. In 2016, the operational and strategic goals are focused on, among other things, achievement of certain legislative initiatives, reduction in days’ sales outstanding, capital expenditure targets, integration initiatives related to the acquisition of Tri-State CareFlight and completion of strategic growth drivers outlined for 2016.

2016 Long-Term Incentive Compensation

In March 2016, the committee made equity grants to the Company’s named executive officers, 50% of the awards consisting of performance share units, 25% of the awards consisting of options, and 25% consisting of restricted stock units. In 2016, the committee added performance-based restricted stock units to the long-term incentive compensation program. The performance-based restricted stock units are consistent with the committee’s pay for performance philosophy, as the units include a performance metric threshold requirement. The committee elected to shift a percentage (25%) of the equity awards to performance-based restricted stock units from options to reduce dilution and include another retention component in the long-term incentive program.

As noted above, the targeted equity grant amounts were modified for the named executive officers (other than the CEO). In 2016, the targeted equity grant amount for the named executive officers (other than the CEO) is 125% of base salary compared to 100% of base salary in 2015. The committee made this change to allocate a greater percentage of total compensation for the named executive officers to long-term incentive compensation and reduce the emphasis on annual incentives. In connection with this change, the committee reduced the targeted short-term performance bonus from 100% to 75% of base salary for the named executive officers other than the CEO. The targeted equity grant amount for the CEO remained at 150% of base salary.

In 2016, the committee also modified its performance share units such that total shareholder return (“TSR”) is now based upon the Russell 2000 Index instead of the Company’s Compensation Peer Group. The committee determined that use of the Russell 2000 Index would provide a better performance benchmark given the Company’s unique industry.

Compensation Discussion and Analysis

Name	Targeted Long-Term Equity Grant Value (150% of Base Salary for CEO and 125% for Other NEOs) ($)	Stock Options (#)	Performance Share Units(1) (#)	Restricted Stock Units (#)
Aaron D. Todd, Chief Executive Officer	$1,147,500	27,691	15,863	7,931
Michael D. Allen, President, Domestic Air Medical Services	$573,750	13,845	7,931	3,966
Trent J. Carman, Chief Financial Officer & Treasurer	$510,000	12,307	7,050	3,525
David M. Doerr, EVP, Business Development[1]	$510,000	12,307	7,050	3,525
Crystal L. Gordon, General Counsel, Secretary, and Senior Vice President	$414,375	9,999	5,728	2,864

(1)	The performance share units granted in 2016 are subject to a designated three-year performance period from January 1, 2016 through and including December 31, 2018. This amount reflects the target number of performance share units, assuming satisfaction of a TSR Percentile of 25%.

The options will vest, subject to continued employment, over a three-year period commencing March 30, 2017, with one-third vesting on each anniversary of March 30, 2016.

The performance share units granted in 2016 are subject to a designated three-year performance period from January 1, 2016 through and including December 31, 2018. Between 0% and 200% of the target number of performance share units may vest on December 31, 2018, with the vesting percentage to be determined based on the TSR Percentile.

Subject to achievement of the 2016 fully diluted earnings per share performance metric, the restricted stock units will vest over a three-year period commencing March 30, 2017, with one-third vesting on each anniversary of March 30, 2016. The named executive officer must also be employed on the vesting date.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility for tax purposes of compensation over $1 million in any taxable year paid by a company to certain named executive officers. The policy of the compensation committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. The compensation committee attempts to generally structure most compensation approaches to preserve deductibility. The compensation committee, however, reserves the right to adopt programs giving consideration to factors other than deductibility where the compensation committee believes stockholder interests are best served by retaining flexibility. In such cases, the compensation committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its compensation objectives.

As discussed above, performance bonuses are generally paid under the Performance Pay Plan and thus are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Accordingly, such amounts are intended to be deductible by the Company even if they are in excess of the $1 million statutory limit. Prior to 2016, certain of our annual equity awards to our executives were not performance-based. Consequently, a portion of that compensation may not be deductible in future years if such executive’s aggregate compensation is in excess of statutory limits.

In addition to the foregoing, we monitor the treatment of options under FASB ASC Topic 718 in determining the form and size of option grants.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	35

Compensation Committee Report

The compensation committee of the Board of Directors (the “committee”) has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on such review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

By the Compensation Committee

Mark D. Carleton, Chairman
Ralph J. Bernstein
Jeffrey A. Dorsey

Compensation Committee Report

Equity Compensation Tables

Summary Compensation Table

The following table sets forth the total compensation earned by the named executive officers for the fiscal years ended December 31, 2015, 2014, and 2013:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (h)	Total ($) (i)
Aaron D. Todd, Chief Executive Officer	2015	765,000	420,766	813,032	573,746	877,341	53,744	3,503,629
	2014	765,000	578,095	1,720,962	765,012	877,341	51,984	4,758,394
	2013	749,577	—	388,400	—	—	42,716	1,180,693
Michael D. Allen, President, Domestic Air Services	2015	459,000	245,574	325,213	229,501	473,010	36,697	1,768,995
	2014	459,000	346,857	645,410	286,887	473,010	35,410	2,246,574
	2013	446,008	—	291,300	—	—	32,282	769,590
Trent J. Carman, Chief Financial Officer and Treasurer	2015	408,000	212,168	289,078	203,995	439,624	43,788	1,596,653
	2014	408,000	288,748	573,698	255,014	439,624	42,366	2,007,450
	2013	400,000	—	194,200	—	—	32,482	626,682
David M. Doerr, EVP, Business Development	2015	408,000	228,080	289,078	203,995	—	35,112	1,164,265
	2014	408,000	308,317	573,698	255,014	—	32,762	1,577,791
	2013	61,538	—	664,650	130,679	—	—	856,867
Crystal L. Gordon, General Counsel, Secretary and SVP	2015	331,500	182,232	234,876	165,755	133,545	13,409	1,061,317
	2014	331,500	250,508	466,097	207,189	133,545	18,989	1,407,828
	2013	325,000	—	194,200	—	—	16,238	535,438

Salary (Column (c))

The amount in the Salary column represents the base salary earned by each named executive officer in the applicable year.

Bonus (Column (d))

The amount in the Bonus column represents the amount earned under the Executive Short Term Incentive Program (the “STIP”), established under the Performance Pay Plan. No bonuses were earned in 2013. Bonuses earned in 2015 and paid in 2016 are included in 2015 compensation above.

Stock Awards (Column (e))

This column shows (i) the aggregate grant date fair value of PSUs granted in 2015 and 2014 to the named executive officers, and (ii) the value of the shares of restricted stock granted in 2013, which is valued at the closing price of the common stock on the date of grant. Generally, the aggregate grant date fair value for the PSUs is the amount the Company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that the named executive officers will realize from the award. The cost the Company records for PSUs granted in 2015 and 2014 is determined using a Monte Carlo simulation model. The number of PSUs that will vest depends on the level of achievement of a market performance condition, over a three-year period based on the TSR of the Company relative to the TSR of a pre-defined competitor group. If a PSU’s minimum performance measure is not met, no award is earned and the Company will not adjust the amounts related to the PSUs that are reported as compensation in 2015 or 2014, as applicable.

Option Awards (Column (f))

This column shows the aggregate grant date fair value of stock options granted in the years shown. These amounts reflect the Company’s accounting expense (calculated in accordance with FASB ASC Topic 718) and do not correspond to the actual value that that named executives will realize. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding. Expected volatility is based on historical volatility of the Company’s stock. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. Assumptions used in the calculation of expense for the option awards for Mr. Doerr in 2013 and the named executive officers in 2015 and 2014 are included in Note 10 to the consolidated financial statements in our 2014 Annual Report on Form 10-K filed with the SEC on February 27, 2015 and our 2015 Annual Report on Form 10-K filed with the SEC on February 26, 2016, as applicable. See the 2015 Grants of Plan-Based Awards Table on page 38 for additional information on stock options granted in 2015.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	37

Non-Equity Incentive Plan Compensation (Column (g))

This column reflects the amount paid to each named executive officer under the EVA Plans in 2015 and 2014. Amounts earned under the EVA Plans are paid in three equal installments with the first two installments paid on September 15, 2014 and January 1, 2015. The final installment was paid on January 1, 2016. Mr. Doerr did not participate in any of the EVA Plans and Ms. Gordon did not participate in the 2011 EVA Plan.

All Other Compensation (Column (h))

This column reflects for each named executive officer, the sum of (i) the amounts contributed by the Company to the applicable Company 401(k) and savings plan; and (ii) the dollar value of life insurance and disability premiums paid by the Company. Amounts contributed to the Company 401(k) and savings plan are calculated on the same basis for all participants, including the named executive officers. Other than as set forth in columns (a) through (h), the named executive officers do not receive any other forms of compensation from the Company. There has been no above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on nonqualified defined contribution plans.

2015 Grants of Plan-Based Awards

During fiscal 2015, the named executive officers received (i) time-based incentive stock option awards under the 2006 Plan and (ii) performance share units, under the Performance Pay Plan. The following table provides additional information about the equity awards granted to our named executive officers during fiscal 2015:

		STIP 2015 Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a) and Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (25th TSR Percentile) (#) (f)	Target (50th TSR Percentile) (#) (g)	Maximum (75th TSR Percentile and Above) (#) (h)	All Other Option Awards: Number of Securities Underlying Options (#) (i)	Exercise Price of Option Award ($/Share) (j)	Grant Date Fair Value of Stock and Option Awards ($) (k)
Aaron D. Todd, Chief Executive Officer
STIP	2/5/2015	382,500	765,000	1,300,500
PSUs	2/5/2015				13,031	19,547	26,062	—	—	813,032
Options	2/5/2015				—	—	—	46,047	44.03	573,746
Michael D. Allen, President Domestic Air Medical Services
STIP	2/5/2015	229,500	459,000	780,300
PSUs	2/5/2015				5,212	7,818	10,425	—	—	325,213
Options	2/5/2015				—	—	—	18,419	44.03	229,501
Trent J. Carman, Chief Financial Officer & Treasurer
STIP	2/5/2015	204,000	408,000	693,600
PSUs	2/5/2015				4,633	6,950	9,266	—	—	289,078
Options	2/5/2015				—	—	—	16,372	44.03	203,995
David M. Doerr, EVP, Business Development
STIP	2/5/2015	204,000	408,000	693,600
PSUs	2/5/2015				4,633	6,950	9,266	—	—	289,078
Options	2/5/2015				—	—	—	16,372	44.03	203,995
Crystal L. Gordon, General Counsel, Secretary, and Senior Vice President
STIP	2/5/2015	165,750	331,500	563,550
PSUs	2/5/2015				3,764	5,646	7,529	—	—	234,876
Options	2/5/2015				—	—	—	13,303	44.03	165,756

Compensation Committee Report

STIP 2015 Non-Equity Incentive Plan Awards (Columns (c),(d) and (e))

The awards represent cash payouts which are based on both financial metrics and individual goals. For additional details of the non-equity incentive plan awards paid in 2015, see the discussion beginning on page 29.

Estimated Payouts Under Equity Incentive Plan Awards (Columns (f),(g) and (h))

The awards represent PSUs granted on February 5, 2015 under the Performance Pay Plan. The performance period for the awards is from January 1, 2015 to December 31, 2017. For additional details of the PSU awards granted in 2015, see the discussion beginning on page 32.

All Other Option Awards (Stock Options) (Columns (i) and (j))

The awards represent stock options granted in February 2015 under the 2006 Plan. These options have a term of five years from the date of grant and vest one-third on January 1, 2016, one-third on January 1, 2017 and one-third on January 1, 2018 (three-year period). The exercise price of the stock options is $44.03, the closing price of the Company’s stock on the date of grant.

Grant Date Fair Value of Option Awards (Column (k))

The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718.

2015 Option Exercises and Stock Vested

The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock during fiscal year 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (a)	Value Realized on Exercise ($) (b)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting ($) (d)
Aaron D. Todd, Chief Executive Officer	—	—	3,000	129,990
Michael D. Allen, President, Domestic Air Medical Services	—	—	—	—
Trent J. Carman, Chief Financial Officer and Treasurer	22,500	740,250	2,000	86,660
David Doerr EVP, Business Development	—	—	—	—
Crystal L. Gordon, General Counsel, Corporate Secretary and Senior Vice President	—	—	4,500	190,725

(a)	Represents aggregate number of shares acquired upon exercise in fiscal year 2015.
(b)	Represents aggregate net gain on shares acquired by options exercised in fiscal year 2015. Value is based upon the closing price of our common stock on the date of share acquisition less the exercise price of the options.
(c)	Represents the aggregate number of shares acquired upon vesting of restricted stock in 2015.
(d)	Represents the aggregate value of shares acquired by the vesting of restricted stock in 2015 and is the product of the number of vested shares and the market value of the underlying shares on the vesting date. The vesting date for all of the named executive officers is January 1, 2015 with the exception of Ms. Gordon, who vested additional shares on July 1, 2015.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	39

Outstanding Equity Awards at December 31, 2015

The following table provides certain summary information concerning unexercised options and shares of restricted stock that have not vested as of December 31, 2015:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)		Number of Securities Underlying Unexercised Options (Unexercisable) (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Aaron D. Todd, Chief Executive Officer
	—		50,596	[1]	53.02	08/06/2019
			46,047	[2]	44.03	02/05/2020	8,000	[3]	335,440
Michael D. Allen, President, Domestic Air Medical Services
	—		18,974	[4]	53.02	08/06/2019
			18,419	[5]	44.03	02/05/2020	6,000	[6]	251,580
Trent J. Carman, Chief Financial Officer and Treasurer
	—		16,866	[7]	53.02	08/06/2019
			16,372	[8]	44.03	02/05/2020	4,000	[9]	167,720
David Doerr, EVP, Business Development
	10,000	[10]	—		44.31	10/21/2018
	—		16,866	[11]	53.02	08/06/2019	15,000	[13]	628,950
			16,372	[12]	44.03	02/05/2020	—		—
Crystal L. Gordon, General Counsel, Corporate Secretary and Senior Vice President
	—		13,703	[14]	53.02	08/06/2019	10,000	[16]	545,090
			13,303	[15]	44.03	02/05/2020

(1)	These options vest 100% on July 1, 2017.
(2)	These options vest one-third on each of January 1, 2016, January 1, 2017 and January 1, 2018.
(3)	These shares vest one-third on each of January 1, 2016, January 1, 2017 and January 1, 2018.
(4)	These options vest 100% on July 1, 2017.
(5)	These options vest one-third on each of January 1, 2016, January 1, 2017 and January 1, 2018.
(6)	These shares vest one-third on each of January 1, 2016, January 1, 2017 and January 1, 2018.
(7)	These options vest 100% on July 1, 2017.
(8)	These options vest one-third on each of January 1, 2016, January 1, 2017 and January 1, 2018.
(9)	These shares vest one-third on each of January 1, 2016, January 1, 2017 and January 1, 2018.
(10)	These options vested 100% on October 21, 2014.
(11)	These options vest 100% on July 1, 2017.
(12)	These options vest one-third on each of January 1, 2016, January 1, 2017 and January 1, 2018.
(13)	These shares vest one-third on each of October 21, 2016, October 21, 2017 and October 21, 2018.
(14)	These options vest 100% on July 1, 2017.
(15)	These options vest one-third on each of January 1, 2016, January 1, 2017 and January 1, 2018.
(16)	This stock vests 1,334 shares on January 1, 2016, 3,000 shares on July 1, 2016, 1,333 shares on January 1, 2017, 3,000 share on July 1, 2017 and 1,333 shares on January 1, 2018.

Employment Agreements

On September 24, 2012, the Company entered into Amended and Restated Employment Agreements (the “Amended Employment Agreements”) with each of Michael D. Allen, President of Domestic Air Medical Services, Trent J. Carman, Chief Financial Officer, and Crystal L. Gordon, Senior Vice President, General Counsel and Secretary, and Aaron D. Todd, Chief Executive Officer. The Amended Employment Agreements superseded and replaced the employment agreements between the named executive officers (other than Mr. Doerr) and the Company that were entered into on the following dates: January 4, 2006 (Mr. Allen), April 28, 2003 (Mr. Carman), April 4, 2011 (Ms. Gordon), and July 1, 2003 (Mr. Todd) (collectively, the “Original Employment Agreements”). The Company entered into an Employment Agreement with Mr. Doerr on October 21, 2013 and for purposes of the description herein, Mr. Doerr’s Employment Agreement shall be deemed an “Amended Employment Agreement”. On October 1, 2014, the Company entered into a First Amendment to the Amended Employment Agreement with Mr. Todd (together with Mr. Todd’s Amended Employment Agreement, “Mr. Todd’s Employment Agreement”).

The initial term of Mr. Todd’s Employment Agreement expired on August 31, 2015 and will automatically renew for subsequent one-year terms thereafter until Mr. Todd’s employment is terminated in accordance with the agreement. Mr. Todd’s Employment Agreement may be terminated by either party upon 90 days’ written notice, or immediately by us for cause. In the event we terminate Mr. Todd’s Employment Agreement without cause or Mr. Todd terminates his employment agreement for good reason, Mr. Todd is entitled to severance payments for 18 months following termination at an annual rate equal to one and a half times the sum of his annual base salary as in effect immediately prior to the date of termination plus an amount equal to his highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs. During the term of employment and for 18 months following the termination of employment, Mr. Todd may not engage in any business which competes with us anywhere in the United States.

In the event of termination resulting from a change in control of the Company, Mr. Todd is entitled to severance payments for 36 months following termination at an annual rate equal to three times the sum of his annual base salary as in effect immediately prior to the date of termination plus an amount equal to his highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs.

Each Amended Employment Agreement with the named executive officers (other than Mr. Todd) is for an initial term of two years starting on the effective date and is subject to successive one-year extensions. Each agreement may be terminated either by us or by the executive upon 90 days’ written notice, or immediately by us for cause. In the event we terminate an agreement without cause or the executive terminates the agreement for good reason, the executive is entitled to severance payments for 12 months following termination at an annual rate equal to the sum of his/her highest annual base salary as in effect immediately prior to the date of termination plus an amount equal to his/her highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs. During the term of employment and for 12 months following the termination of employment, the executive may not engage in any business which competes with us anywhere in the United States.

In the event of termination resulting from a change in control of the Company, each named executive officer (other than Mr. Todd) is entitled to severance payments for 24 months following termination at an annual rate equal to two times the sum of his/her annual base salary as in effect immediately prior to the date of termination plus an amount equal to his/her highest annual average of annual bonuses earned for the performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which termination occurs.

The Original Employment Agreements provided for a tax equalization payment or gross-up payment to the executive, which would place the executive in the same after-tax position as if the excise tax penalty of Section 4999 of the Internal Revenue Code of 1986, as amended, did not apply. Such provision is typically referred to as a “280G Gross-Up.” Each of the Amended Employment Agreements has been revised to eliminate the 280G Gross-Up Provision. Additionally, a provision was added to the Amended Employment Agreements stating that each executive’s compensation is subject to the clawback or recoupment policies of the Company that are generally applicable to the Company’s senior management, as may be in effect from time to time, or as required by applicable law.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	41

In addition to the severance payments described above, the executive is entitled to continue to receive, at our expense, coverage under our health insurance policies, or comparable coverage, during the term of such severance payments, but only until the executive begins other employment in connection with which he/she is entitled to health insurance coverage. As a condition of the executive’s right to receive severance compensation, the executive must sign and deliver to the Company a release of all claims that the executive might otherwise assert against the Company. During the term of employment and for five years following the termination of employment, the executive may not directly or indirectly use, disseminate, or disclose any of our confidential information or trade secrets.

2015 Potential Payments Upon Termination or Change in Control

The following table summarizes potential payments that would be made to the named executive officers upon termination or a change in control of the

Company, assuming the triggering event took place on December 31, 2015, and the stock price was the closing market price as of that date.

	Scenario 1	Scenario 2	Scenario 3	Scenario 4	Scenario 5
Executive Officer	Involuntary Termination Without Cause or for Good Reason (Non-CIC)	Involuntary Termination Without Cause or for Good Reason (CIC)	Death	Disability	Change-in-Control (No Termination)
Aaron D. Todd
Cash Severance	$1,687,500	$3,375,000	$0	$0	$0
H&W Benefits	$24,770	$24,770	$0	$0	$0
EVA Awards	$877,341	$877,341	$877,341	$877,341	$877,341
Accelerated Restricted Stock Vesting	$0	$335,440	$335,440	$335,440	$335,440
Accelerated Stock Option Vesting	$0	$0	$0	$0	$0
Accelerated Performance Share Vesting	$0	$1,756,238	$787,054	$787,054	$1,756,238
TOTAL	$2,589,611	$6,368,789	$1,999,835	$1,999,835	$2,969,019
Michael D. Allen
Cash Severance	$636,300	$1,272,600	$0	$0	$0
H&W Benefits	$12,001	$12,001	$0	$0	$0
EVA Awards	$473,010	$473,010	$473,010	$473,010	$473,010
Accelerated Restricted Stock Vesting	$0	$251,580	$251,580	$251,580	$251,580
Accelerated Stock Option Vesting	$0	$0	$0	$0	$0
Accelerated Performance Share Vesting	$0	$672,264	$299,709	$299,709	$672,264
TOTAL	$1,121,311	$2,681,455	$1,024,299	$1,024,299	$1,396,854
Trent C. Carman
Cash Severance	$573,000	$1,146,000	$0	$0	$0
H&W Benefits	$17,385	$17,385	$0	$0	$0
EVA Awards	$439,624	$439,624	$439,624	$439,624	$439,624
Accelerated Restricted Stock Vesting	$0	$167,720	$167,720	$167,720	$167,720
Accelerated Stock Option Vesting	$0	$0	$0	$0	$0
Accelerated Performance Share Vesting	$0	$597,544	$266,395	$266,395	$597,544
TOTAL	$1,030,009	$2,368,273	$873,739	$873,739	$1,204,889
David Doerr
Cash Severance	$562,157	$1,124,317	$0	$0	$0
H&W Benefits	$17,343	$17,343	$0	$0	$0
EVA Awards	$0	$0	$0	$0	$0
Accelerated Restricted Stock Vesting	$0	$628,950	$628,950	$628,950	$628,950
Accelerated Stock Option Vesting	$0	$0	$0	$0	$0
Accelerated Performance Share Vesting	$0	$597,544	$266,395	$266,395	$597,211
TOTAL	$579,501	$2,368,154	$895,345	$895,345	$1,226,494
Crystal L. Gordon
Cash Severance	$456,754	$913,508	$0	$0	$0
H&W Benefits	$17,366	$17,366	$0	$0	$0
EVA Awards	$133,545	$133,545	$133,545	$133,545	$133,545
Accelerated Restricted Stock Vesting	$0	$419,300	$419,300	$419,300	$419,300
Accelerated Stock Option Vesting	$0	$0	$0	$0	$0
Accelerated Performance Share Vesting	$0	$485,507	$216,450	$216,450	$485,507
TOTAL	$607,666	$1,969,227	$769,295	$769,295	$1,038,353

Employment Agreements

Change-in-Control Arrangements

In addition to change-in-control provisions included in the employment agreements described above, our 2006 and 2015 Plans also contain change-in-control provisions. Under the 2006 and 2015 Plans, outstanding options or other equity compensation grants under the plan become fully vested in connection with the disposition of all, or substantially all, of the Company’s assets or outstanding capital stock by means of a sale, a merger or reorganization in which the Company is not the surviving corporation.

Equity Compensation Plan

The following equity compensation plan has been previously approved by our stockholders:

●

2006 Plan – provides for the granting of incentive stock options, non-statutory stock options, shares of restricted stock, stock appreciation rights and supplemental bonuses consisting of shares of common stock, cash or a combination thereof to employees, directors, and consultants.

●	2015 Plan – provides for a more extensive range of equity awards such as restricted stock units, performance shares and performance stock units to employees, directors, and consultants.

Information regarding the securities under the 2006 Plan was as follows as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	659,292		$43.37	2,699,776
Total	659,292	(1)	$43.37	2,699,776

(1)	Represents options and performance share units outstanding under the 2006 and 2015 Plans.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of April 18, 2016, the beneficial ownership of our outstanding common stock: (i) by each person who owns (or is known by us to own beneficially) more than 5% of the common stock, (ii) by each of our directors and named executive officers, and (iii) by all directors and executive officers as a group. All information is taken from or based upon ownership filings made by such persons with the SEC and other information provided by such persons to us. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as owned. On April 6, 2016, there were 39,681,359 shares of our common stock outstanding.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	43

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Officers and Directors
Michael D. Allen		35,798	(2)	*
George W. Belsey		77,092	(3)	*
Ralph J. Bernstein		2,752,565	(4)	7.11%
Mark D. Carleton		30,343	(5)	*
Trent J. Carman		79,360	(6)	*
John J. Connolly, Ed.D.		22,023	(7)	*
David M. Doerr		30,457	(8)	*
Jeffrey A. Dorsey		22,023	(9)	*
Crystal L. Gordon		17,434	(10)	*
Claire M. Gulmi		4,506	(11)	*
C. David Kikumoto		87,437	(12)	*
MG Carl H. McNair, Jr. USA (Ret.)		181,210	(13)	*
Morad Tahbaz		56,172	(14)	*
Aaron D. Todd		94,652	(15)	*
MG Jessica L. Wright, USA (Ret.)		0		*
Joseph E. Whitters		5,000		*
All Directors and Executive Officers as a group		3,496,072	(16)	8.99%
5% Beneficial Owners
FMR LLC
245 Summer Street
Boston, Massachusetts 02210		5,543,503	(17)	14.32%
BlackRock, Inc.
55 East 52nd Street
New York, New York 10022		3,619,052	(18)	9.35%
The Vanguard Group
100 Vanguard Blvd.
Malvern, Pennsylvania 19355		2,738,940	(19)	7.07%
Goldman Sachs Asset Management
200 West Street
New York, NY 10282		2,296,489	(20)	5.93%
Prudential Financial, Inc.
751 Broad Street
Newark, New Jersey 07102		2,002,254	(21)	5.17%

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.
(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of February 19, 2016 are treated as outstanding only for determination of the number and percent owned by such person.
(2)	Includes (i) options to purchase 6,139 shares of common stock exercisable within 60 days of February 19, 2016, and (ii) 4,000 shares of restricted stock subject to future vesting requirements.
(3)	Includes (i) options to purchase 16,849 shares of common stock exercisable within 60 days of February 19, 2016, and (ii) 762 shares of restricted stock subject to future vesting requirements. Stock is directly owned by George and Phyllis Belsey. Mr. Belsey holds shares in a brokerage account, which is subject to standard margin terms. Such shares secure his obligations under such account.
(4)	Includes (i) options to purchase 16,849 shares of commons stock exercisable within 60 days of February 19, 2016, (ii) 762 shares of restricted stock subject to future vesting requirements, (iii) 46,500 shares directly owned by Yasmeen Bernstein, Mr. Bernstein’s spouse, (iv) 135,000 shares held in the Ralph J. Bernstein Family 2012 Delaware Trust and (v) 135,000 shares held in the Yasmeen Bernstein Family 2012 Delaware Trust. Mr. Bernstein holds shares in a brokerage account, which is subject to standard margin terms. The shares secure his obligations under such account.
(5)	Includes (i) options to purchase 5,750 shares of common stock exercisable within 60 days of February 19, 2016 and (ii) 762 shares of restricted stock subject to future vesting requirements.
(6)	Includes (i) options to purchase 5,457 shares of common stock exercisable within 60 days of February 19, 2016 and (ii) 2,666 shares of restricted stock subject to future vesting requirements.
(7)	Includes (i) options to purchase 16,249 shares of common stock exercisable within 60 days of February 19, 2016 and (ii) 762 shares of restricted stock subject to future vesting requirements.
(8)	Includes (i) options to purchase 15,457 shares of common stock exercisable within 60 days of February 19, 2016 and (ii) 15,000 shares of restricted stock subject to future vesting requirements.
(9)	Includes (i) options to purchase 16,249 shares of common stock exercisable within 60 days of February 19, 2016 and (ii) 762 shares of restricted stock subject to future vesting requirements.
(10)	Includes options to purchase 4,434 shares of common stock exercisable within 60 days of February 19, 2016 and (ii) 8,666 shares of restricted stock subject to future vesting requirements.
(11)	Includes options to purchase 3,490 shares of common stock exercisable within 60 days of February 19, 2016 and (ii) 1,016 shares of restricted stock subject to future vesting requirements.
(12)	Includes (i) options to purchase 20,496 shares of common stock exercisable within 60 days of February 19, 2016 and (ii) 926 shares of restricted stock subject to future vesting requirements.
(13)	Includes (i) options to purchase 16,849 shares of common stock exercisable within 60 days of February 19, 2016 (ii) 762 shares of restricted stock subject to future vesting requirements, and (iii) 164,361 shares jointly owned with Jo Ann McNair, Mr. McNair’s spouse.
(14)	Includes (i) options to purchase 16,849 shares of common stock exercisable within 60 days of February 19, 2016 and (iii) 762 shares of restricted stock subject to future vesting requirements, and (iv) 3,549 shares held jointly with his wife, Vida Tahbaz, in the VT Irrevocable Trust. Mr. Tahbaz holds shares in a brokerage account, which is subject to standard margin terms. Such shares secure his obligations under such account.
(15)	Includes (i) options to purchase 15,349 shares of common stock exercisable within 60 days of February 19, 2016, (ii) 5,432 shares of common stock beneficially owned by Mr. Todd in his 401(k) plan and (iii) 5,333 shares of restricted stock subject to future vesting requirements.
(16)	Includes (i) options to purchase a total of 181,815 shares of common stock exercisable within 60 days of February 19, 2016, and (ii) 42,941 shares of restricted stock subject to future vesting requirements.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

(17)	This disclosure is based on an amendment to Schedule 13G filed with the SEC by FMR LLC (“FMR”), an investment advisor, on February 12, 2016. FMR has sole voting power over 4,069,472 shares, shared voting power over 0 shares, sole dispositive power over 5,543,503 shares, and shared dispositive power over 0 shares.
(18)	This disclosure is based on an amendment to Schedule 13G filed by BlackRock, Inc., a parent holding company, with the SEC on January 25, 2016. BlackRock, Inc. has sole voting power over 3,525,483 shares, shared voting power over 0 shares, sole dispositive power over 3,619,052 shares, and shared dispositive power over 0 shares. Subsidiaries of the parent holding company, listed below, are identified as having acquired the common stock of the Company. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of the Company. The parent holding company subsidiaries are: BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; and BlackRock Investment Management, LLC. BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of the security class being reported on the Schedule 13G/A.
(19)	This disclosure is based on an amendment to Schedule 13G filed by The Vanguard Group (“Vanguard”), an investment advisor, on February 10, 2016. Vanguard has sole voting power over 84,530 shares, shared voting power over 2,400 shares, shared dispositive power over 84,630 shares, and sole dispositive power over 2,654,310 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 82,230 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 4,700 shares as a result of its serving as investment manager of Australian investment offerings.
(20)	This disclosure is based on the Schedule 13G filed by Goldman Sachs Asset Management (“Goldman Sachs”), an investment advisor, on February 2, 2016. Goldman Sachs has sole voting power over 0 shares, shared voting power over 2,217,048 shares, sole dispositive power over 0 shares, and shared dispositive power over 2,296,489.
(21)	This disclosure is based on an amendment to Schedule 13G filed by Prudential Financial, Inc. (“Prudential”), a parent holding company, and its affiliates on January 28, 2016. Prudential has sole voting power over 127,318 shares, shared voting power over 1,874,936 shares, sole dispositive power over 127,318 shares and shared dispositive power over 1,874,936 shares. Through its parent/subsidiary relationship, Prudential may be deemed the beneficial owner of securities beneficially owned by the entities listed below and may have direct or indirect voting and/or investment discretion over 2,002,254 shares. The parent holding company subsidiaries are: The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, Jennison Associates LLC, PGIM, Inc., and Quantitative Management Associates LLC.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	45

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

The firm of KPMG LLP served as our independent registered public accounting firm for the 2015 fiscal year ended December 31, 2015. The audit committee has appointed KPMG LLP to serve for the current fiscal year ending December 31, 2016. Our Board of Directors is requesting ratification by our stockholders of KPMG LLP’s appointment. Representatives of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any appropriate questions that might arise.

In the event this proposal is defeated, the stockholder vote will not be binding on the Company but may be considered by our audit committee when it considers selecting other independent registered public accounting firms for the next fiscal year. However, because of the difficulty and expense of making any substitution of an independent registered public accounting firm after the beginning of the fiscal year, KPMG LLP’s appointment for the 2016 fiscal year will be permitted to stand unless the audit committee finds other reasons for making a change.

Principal Accountant Fees and Services

KPMG LLP, the Company’s independent registered public accounting firm, audited our consolidated financial statements for the years ended December 31, 2015 and 2014. The aggregate fees incurred by us for audit, audit-related, tax and other services provided by KPMG LLP during the years ended December 31, 2015 and 2014 were approximately as follows:

	2015	2014
Audit fees	$970,000	$885,000
Audit-related fees	$41,000	$—
Tax fees	$—	$—
All other fees	$—	$—
Total	$1,011,000	$885,000

Audit fees include fees for the audit of the annual consolidated financial statements, review of unaudited consolidated financial statements included in quarterly reports on Form 10-Q, the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 and 2014, review of SEC filings, consents, comfort letters and other services normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years.

Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of financial statements. These services include the review of registration statements and other services not directly impacting the audit of the annual financial statements and related services.

Tax fees include tax services related to the preparation and/or review of, and consultations with respect to, federal, state, and local tax returns. KPMG LLP performed no such services during 2015 or 2014.

All other fees include fees for services not considered audit, audit-related or tax services. No such fees were incurred by the Company during 2015 or 2014. KPMG LLP performed no such services during 2015 or 2014.

Pre-Approval Policies and Procedures

All audit and non-audit services performed by our independent registered public accounting firm during the fiscal year ended December 31, 2015 were pre-approved by the audit committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The audit committee’s pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Audit services not covered by the annual engagement letter, audit-related services and tax services require the specific pre-approval by the audit committee prior to engagement. In addition,

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be pre-approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the audit committee at the meeting of the audit committee following the decision. The audit committee is not permitted to delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Vote Required

The affirmative vote of a majority of the votes cast on Proposal No. 2 at the Annual Meeting is required for approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	47

Audit Committee Report

The members of the audit committee have been appointed by the Board of Directors. The audit committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at www.airmethods.com under the “Investors” tab. The contents of our website are not incorporated by reference into this document for any purpose.

The audit committee serves in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process. The Company’s management is responsible for preparing the Company’s consolidated financial statements, and its independent auditors are responsible for auditing the consolidated financial statements. The principal purpose of the audit committee is to monitor these processes.

In this context, the audit committee or the Chair met and held discussions with management and the independent auditors, KPMG LLP. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

As further detailed in its charter, the role of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the following:

●	the integrity of the Company’s financial statements, including matters relating to its internal controls;
●	the qualification and independence of the Company’s independent auditors;
●	the performance of the independent auditors; and
●	compliance with legal and regulatory requirements.

In the performance of established oversight functions, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors. The audit committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. Finally, the audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee’s charter, the audit committee recommended to the Board of Directors and the Board of Directors approved inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC. Also, in 2015, the audit committee recommended, and the Board of Directors approved, the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2016.

By the Audit Committee:

Claire M. Gulmi (Chair)
MG Carl H. McNair, Jr.
Mark D. Carleton
John J. Connolly, Ed. D.

Proposal No. 3 Advisory Vote on Executive Compensation

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. We are providing this vote as required by Section 14A of the Exchange Act. Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the stockholders and motivating the executives to remain with the Company for long and productive careers.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 21 of this proxy statement, as well as the 2015 Summary Compensation Table and related compensation tables and narrative, appearing on pages 37 through 40, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the compensation committee will review and consider the voting results when evaluating our executive compensation program.

The Board of Directors will include an advisory vote on executive compensation at each annual meeting of stockholders until the next required advisory vote on frequency of stockholder advisory votes on executive compensation, which will occur at the 2017 annual meeting of stockholders.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting.

Board of Directors’ Recommendation

The Board of Directors recommends a vote “FOR” approval of the advisory resolution on executive compensation.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	49

Proposal No. 4 Approval of the Amendment and Restatement of the Company’s Current Charter and Current Bylaws in Order to Declassify Its Board of Directors

Background

We are proposing to amend and restate our Certificate of Incorporation, as amended (the “Current Charter”) and our First Amended and Restated Bylaws (the “Current Bylaws”) to declassify our Board of Directors in phases. A summary of the material changes that will result if our stockholders approve the proposed changes to the Current Charter and the Current Bylaws is set forth below under “Summary of Proposed Amendments to the Current Charter and Current Bylaws.”

Currently, our Board of Directors is divided into three classes and directors are elected for staggered terms of three years based upon the cycle of each class’s term of office. Each director’s term of office generally continues until the third annual meeting of stockholders following his or her appointment to office, and only one class of directors is elected at any annual meeting of stockholders.

We have historically maintained a classified board structure because we believed it provided continuity of leadership and stability in executing our corporate strategy. However, the Board of Directors acknowledges the recent trend in corporate governance to abandon classified boards in favor of annual director elections. Therefore, after careful consideration of the advantages and disadvantages of eliminating the classified board structure, and as part of an agreement with Voce Capital Management LLC that the Company entered into on March 22, 2016, the Board of Directors has determined that it would be in the best interests of the Company and its stockholders to amend our Current Charter and Current Bylaws, to phase out classification of our Board of Directors and provide instead for the annual election of directors as further described below (the “Summary of Proposed Amendments to the Current Charter and Current Bylaws”).

The Board of Directors approved, and recommends that the stockholders approve, the proposed amendments to the Current Charter and Current Bylaws as set forth in Appendix A of this proxy statement.

Summary of Proposed Amendments to the Current Charter and Current Bylaws

As noted above, the Current Bylaws and Current Charter currently provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. Any additional director of any class elected to fill a newly created Board of Directors’ seat or a vacancy in that class holds office for a term that coincides with the remaining term of that class.

On March 21, 2016, our Board of Directors adopted resolutions approving, and recommending that our stockholders approve, certain amendments to the Current Charter and Current Bylaws that phase out the classification of the Board of Directors over a period of three years. Although current directors, including the Class I directors elected at the 2016 Annual Meeting of stockholders, would serve out their full terms, commencing with the 2017 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire would be elected for a one-year term expiring at the next annual meeting of stockholders, which would result in the full declassification of our Board of Directors commencing with the 2019 annual meeting of stockholders.

If approved by the stockholders, this proposal would become effective upon the filing of the amendments to the Current Charter with the Secretary of State of the state of Delaware (at which time the amendments to the Current Bylaws will also become effective).

The general description of the proposed amendments to the Current Charter and Current Bylaws set forth above is qualified in its entirety by reference to the text of the proposed amendments to the Current Charter and Current Bylaws, which are attached as Appendix A to this proxy statement.

Proposal No. 4 Approval of the Amendment and Restatement of the Company’s Current Charter and Current Bylaws in Order to Declassify Its Board of Directors

Vote Required and Board of Directors Recommendation

To be approved, this proposal requires the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes will be treated as votes against this proposal. If this proposal is not approved, the Current Charter and Current Bylaws will not be amended, our Board of Directors will remain classified and all directors will continue to be elected to serve three-year terms.

Our Board of Directors recommends a vote “FOR” the proposal to amend and restate the Certificate of Incorporation and First Amended and Restated Bylaws of the Company in order to declassify the Board of Directors.

Incorporation by Reference

The information contained in the Compensation Committee Report and Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange

Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Stockholder Proposals

Proposals for Inclusion in the 2017 Proxy Statement. For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s meeting, our corporate secretary must receive your written proposal at our principal executive office no later than December 21, 2016. All proposals must comply with the applicable requirements of federal securities’ laws and the Company’s Bylaws.

Proposal to be Addressed at 2017 Meeting (but not included in proxy statement). In order for you to properly bring a proposal (not including director nomination) before next year’s annual meeting, our corporate secretary must receive a written notice of the proposal not less than sixty days nor more than ninety days prior to next year’s annual meeting; provided however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In addition, all notices must contain the additional information required by our Bylaws. To properly nominate one or more persons for election as a director at next year’s annual meeting, our corporate secretary must receive a written notice of the nomination no later than [TBD], and it must contain the additional information required by our Bylaws.

Bylaw Notice Requirements. Our Bylaws provide that stockholder notice must include the following information with respect to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business the stockholder desires to bring before the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company that the stockholder beneficially owns, and (iv) the stockholder’s material interest, if any, in such business. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	51

Additional Information

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders if they have provided written or implied consent. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and to receive individual copies of the proxy materials for multiple stockholders at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed at the beginning of May each year, by notifying us in writing at: Air Methods Corporation, Attn: Secretary, 7211 South Peoria Street, Englewood, Colorado 80112, or by contacting us at (303) 792-7400. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 792-7400, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Proxy Solicitation Costs. The accompanying proxy is being solicited on behalf of the Board of Directors of our Company. The Company will bear the expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof. In addition to using the mail, the Company’s directors, officers, and employees, at no additional compensation, may solicit proxies by personal interview, telephone and telegram. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Forward-Looking Statements. This proxy statement may include “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include statements regarding additional matters to be presented at the 2016 Annual Meeting; plans to decrease the size of our Board of Directors; committee appointments for Mr. Whitters and Honorable Jessica L. Wright, Major General (Ret.); potential payments upon termination or change in control; statements regarding Section 162(m), Section 409A and Section 280G of the Code and ASC Topic 718; and impact of the compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in our quarterly reports on Form 10-Q and current reports on Form 8-K

Additional Information

The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxies respective to any such business in accordance with their best judgment.

By Order of the Board of Directors,

Crystal L. Gordon
General Counsel, Secretary, and Senior Vice President

Englewood, Colorado
[TBD]

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	53

Appendix A

PROPOSED CHARTER AMENDMENT – REVISE AND RESTATE ARTICLE V, SECTIONS 2 AND 4

2. Number, Election, and Terms of Directors

Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time-to-time by or pursuant to the By-Laws. Subject to the succeeding provisions of this Section 2, the directors shall be divided into three classes, designated Class I, Class II and Class III, which shall be as nearly equal in number as possible. At the 2016 annual meeting of stockholders, the Class I directors shall be elected for a term expiring at the third succeeding annual meeting of stockholders (the “2019 Annual Meeting”), and any director appointed to fill the vacant Class I position shall serve for a term expiring at the 2019 Annual Meeting. At each annual meeting of stockholders commencing with the 2017 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term expiring at the next annual meeting of stockholders. Commencing with the 2019 Annual Meeting, the foregoing classification of the Board of Directors shall cease, and all directors shall be elected or appointed for terms expiring at the next annual meeting of stockholders. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, disqualification or removal of any director.

4. Newly Created Directorships and Vacancies

Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term for which elected and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

PROPOSED AMENDMENT TO THE CURRENT BYLAWS – REVISE AND RESTATE ARTICLE III, SECTIONS 1 AND 2

Section 1. Number, Election, and Terms

Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time by the Board of Directors but shall not be less than three. Subject to the succeeding provisions of this Section 1, the directors shall be divided into three classes, designated Class I, Class II and Class III, which shall be as nearly equal in number as possible. At the 2016 annual meeting of stockholders, the Class I directors shall be elected for a term expiring at the third succeeding annual meeting of stockholders (the “2019 Annual Meeting”), and any director appointed to fill the vacant Class I position shall serve for a term expiring at the 2019 Annual Meeting. At each annual meeting of stockholders commencing with the 2017 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term expiring at the next annual meeting of stockholders. Commencing with the 2019 Annual Meeting, the foregoing classification of the Board of Directors shall cease, and all directors shall be elected or appointed for terms expiring at the next annual meeting of stockholders. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, disqualification or removal of any director.

A-1

Appendix A

Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2. Newly Created Directorships and Vacancies

Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term for which elected and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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Air Methods Corporation Notice of the 2016 Annual Meeting & Proxy Statement	A-2

ANNUAL MEETING OF STOCKHOLDERS OF

AIR METHODS CORPORATION

May 18, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and the 2015 Annual Report on Form 10-K
are available at www.airmethods.com under the "Investors" tab

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect C. David Kikumoto, the Honorable Jessica L. Wright, Major General (Ret.), and Joseph E. Whitters as Class I directors of the Company for three-year terms;

NOMINEES:
☐	FOR ALL NOMINEES	◯	C. David Kikumoto
		◯	Jessica L. Wright
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	◯	Joseph E. Whitters

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

3.	To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐

4.	To approve the amendment and restatement of The Company’s current certificate of incorporation and current bylaws in order to declassify its board of directors.	☐	☐	☐

5.	To transact such other business as may properly come before the meeting.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2015 Annual Report on Form 10-K.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

AIR METHODS CORPORATION

May 18, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and the 2015 Annual Report on Form 10-K
are available at www.airmethods.com under the "Investors" tab
  Please detach along perforated line and mail in the envelope provided you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect C. David Kikumoto, the Honorable Jessica L. Wright, Major General (Ret.), and Joseph E. Whitters as Class I directors of the Company for three-year terms;

NOMINEES:
☐	FOR ALL NOMINEES	◯	C. David Kikumoto
		◯	Jessica L. Wright
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	◯	Joseph E. Whitters

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

3.	To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐

4.	To approve the amendment and restatement of The Company’s current certificate of incorporation and current bylaws in order to declassify its board of directors.	☐	☐	☐

5.	To transact such other business as may properly come before the meeting.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2015 Annual Report on Form 10-K.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AIR METHODS CORPORATION

7211 South Peoria Street

Englewood, Colorado 80112

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Aaron D. Todd and Crystal L. Gordon, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Air Methods Corporation, to be held May 18, 2016, at 8:00 a.m. local time, at the Inverness Hotel, located at 200 Inverness Drive W., Englewood, CO 80112, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)